Exhibit 10.59

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS AS [***].

# AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700) ▶ | RATING | PAGE 1 OF 50 PAGES

2. CONTRACT (Proc. Inst. Ident.) NO.
75A50124C00002

3. EFFECTIVE DATE
See Block 20C

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
ASP323575

5. ISSUED BY — CODE ASPR-BARDA

ASPR-BARDA
200 Independence Ave., S.W.
Room 640-G
Washington DC 20201

6. ADMINISTERED BY (If other than Item 5) — CODE ASPR-BARDA

ASPR-BARDA
US DEPT OF HEALTH & HUMAN SERVICES
BIOMEDICAL ADVANCED RESEACH & DEVELOPMENT AUT
200 INDEPENDENCE AVE, S.W.
Washington DC 20201

SCD-C

7. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)

VAXART, INC. [***]
SEAN TUCKER ;170 HARBOR WAY STE 300
170 HARBOR WAY STE 300
SUITE 9A
SOUTH SAN FRANCISCO CA 94080

CODE [***] | FACILITY CODE

8. DELIVERY
☐ FOB ORIGIN ☒ OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ▶ ITEM G.5.2

11. SHIP TO/MARK FOR — CODE OS

Office of the Secretary
Office of the Secretary
200 Independence Ave. S.W.
Washington DC 20201

12. PAYMENT WILL BE MADE BY — CODE ASPR-BARDA

ASPR-BARDA
US DEPT OF HEALTH & HUMAN SERVICES
BIOMEDICAL ADVANCED RESEACH & DEVEL
200 INDEPENDENCE AVE, S.W; ROOM 640
Washington DC 20201

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
☐ 10 U.S.C. 2304 (c) ( ) ☐ 41 U.S.C. 3304 (a) ( )

14. ACCOUNTING AND APPROPRIATION DATA
2024.Q99C102.25106

| 15A. ITEM NO | 15B. SUPPLIES/SERVICES | 15C. QUANTITY | 15D. UNIT | 15E. UNIT PRICE | 15F. AMOUNT |
|---|---|---|---|---|---|
| | Continued | | | | |

15G. TOTAL AMOUNT OF CONTRACT ▶ $9,271,193.00

16. TABLE OF CONTENTS

| (X) | SEC. | DESCRIPTION | PAGE(S) | (X) | SEC. | DESCRIPTION | PAGE(S) |
|---|---|---|---|---|---|---|---|
| | | PART I - THE SCHEDULE | | | | PART II - CONTRACT CLAUSES | |
| X | A | SOLICITATION/CONTRACT FORM | 1 | X | I | CONTRACT CLAUSES | 47 |
| X | B | SUPPLIES OR SERVICES AND PRICES/COSTS | 4 | | | PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH. | |
| X | C | DESCRIPTION/SPECS./WORK STATEMENT | 9 | X | J | LIST OF ATTACHMENTS | 50 |
| X | D | PACKAGING AND MARKING | 12 | | | PART IV - REPRESENTATIONS AND INSTRUCTIONS | |
| X | E | INSPECTION AND ACCEPTANCE | 13 | | K | REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS | |
| X | F | DELIVERIES OR PERFORMANCE | 14 | | | | |
| X | G | CONTRACT ADMINISTRATION DATA | 21 | | L | INSTRS., CONDS., AND NOTICES TO OFFERORS | |
| X | H | SPECIAL CONTRACT REQUIREMENTS | 31 | | M | EVALUATION FACTORS FOR AWARD | |

CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. ☒ CONTRACTOR'S NEGOTIATED AGREEMENT (*Contractor is required to sign this document and return* 1 *copies to issuing office.*) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (*Attachments are listed herein.*)

18. ☐ SEALED-BID AWARD (*Contractor is not required to sign this document.*) Your bid on Solicitation Number ________ . including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER (Type or print)
ANDREI FLOROIU

20A. NAME OF CONTRACTING OFFICER
RICHARD A. HALL

19B. NAME OF CONTRACTOR
VAXART, INC. [***]
BY [signature]
(Signature of person authorized to sign)

19C. DATE SIGNED
01/12/2024

20B. UNITED STATES OF AMERICA
BY Richard A. Hall -S Digitally signed by Richard A. Hall -S Date: 2024.01.12 21:12:42 -05'00'
(Signature of the Contracting Officer)

20C. DATE SIGNED

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 26 (Rev. 3/2013)
Prescribed by GSA - FAR (48 CFR) 53.214(a)

CONTINUATION SHEET | REFERENCE NO. OF DOCUMENT BEING CONTINUED 75A50124C00002 | PAGE 2 OF 50

NAME OF OFFEROR OR CONTRACTOR
VAXART, INC. [***]

| ITEM NO. (A) | SUPPLIES/SERVICES (B) | QUANTITY (C) | UNIT (D) | UNIT PRICE (E) | AMOUNT (F) |
|---|---|---|---|---|---|
| | Tax ID Number: 80-0101064<br>UEI: [***]<br>OTA: N<br>Delivery: [***]<br>Appr. Yr.: 2024 CAN: Q99C102 Object Class: 25106<br>Period of Performance: [***] to [***] | | | | |
| 1 | ASPR-24-00456 Base Period funds to Vaxart Inc for development of an oral mucosal vaccine for SARS-CoV2<br>Obligated Amount: $9,271,193.00 | | | | 9,271,193.0 |

AUTHORIZED FOR LOCAL REPR
OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

CONTRACT TABLE OF CONTENTS

PART I – THE SCHEDULE	4

SECTION B – SUPPLIES OR SERVICES AND PRICE/COSTS	4

SECTION C – DESCRIPTIONS/SPECIFICATIONS/WORK STATEMENT	9

SECTION D – PACKAGING, MARKING, & SHIPPING	12

SECTION E – INSPECTION AND ACCEPTANCE	13

SECTION F – DELIVERIES OR PERFORMANCE	14

SECTION G – CONTRACT ADMINISTRATION DATA	21

SECTION H – SPECIAL CONTRACT REQUIREMENTS	31

PART II – CONTRACT CLAUSES	46

SECTION I – CONTRACT CLAUSES	46

PART III – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS	49

SECTION J – LIST OF ATTACHMENTS	49

PART I – THE SCHEDULE

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

B.1.	BRIEF DESCRIPTION OF SERVICES

The Pandemic and All Hazards Preparedness Act (PAHPA) of 2006 established the Biomedical Advanced Research and Development Authority (BARDA) and was reauthorized under the PAHPA of 2013 and again in 2019 under the Pandemic and All-Hazards Preparedness and Advancing Innovation Act (PAHPAIA), Public Law No. 116-22, to support development and acquisition of medical countermeasure (MCMs) to prevent or treat the medical consequences of chemical, biological, radiological, and nuclear (CBRN) threats, pandemic influenza (PI), and emerging infectious diseases (EID). These MCMs include vaccines, therapeutics, diagnostics, and medical devices. Additionally, BARDA is entrusted to foster innovation of technologies that enable better manufacturing, testing, and utilization of these medical countermeasures.

This firm fixed priced contract with Vaxart, Inc is for clinical trial planning activities for a phase 2b clinical trial that compares Vaxart’s XBB vaccine candidate to an mRNA comparator to evaluate efficacy for symptomatic and asymptomatic disease, systemic and mucosal immune induction, and adverse events.

The Government has determined a Bona Fide Need for each non-severable discrete work segment which will conclude upon the completion of a defined tasks that provide(s) independent merit and value to the Government. The Contractor's success in completing the required tasks under the work segments must be demonstrated through the Deliverables and Milestones specified under Article F of this contract.

The period of performance is time driven. The contract is fully funded for the period of performance and shall only be used for the scope of work. The period of performance is listed under Article B.2.1.

B.2.	COST AND PERIOD OF PERFORMANCE

1.

The government will not be responsible for any Contractor-incurred costs that exceed this amount unless a modification to the contract is signed by the Contracting Officer which expressly increases this amount.

2.

The Contractor shall maintain records of all contract costs and such records shall be subject to FAR 52.215-2 (Oct 2010), Audit and Records-Negotiation, and Health and Human Services Acquisition Regulation (HHSAR) 352.242-74, Final Decisions on Audit Findings, incorporated by reference into this contract in SECTION I.

B.2.1	BASE PERIOD

1.	The Base Period is a Firm Fixed Priced (FFP) Contract.

2.	The total cost of the base period of this contract is $9,271,193.00.

3.    The amount currently obligated will cover base performance of the contract through [***], unless FAR Clause 52.217-8 is exercised. The period of performance may be adjusted with mutual agreement.

Base Period 1: CLIN 0001

Table 1. Base Period Firm Fixed Price CLIN
CLIN	Period of Performance	Supplies/Services	Total Cost
0001	[***] – [***]	Planning activities to support a Phase 2b clinical trial comparing Vaxart vaccine to a currently approved product	$9,271,193.00

*Section G.7 outlines the payments under the fixed price to be made based on specific milestones

B.2.2.	OPTIONS - Reserved

B.3.	ESTIMATED COST - COST SHARING - Reserved

B.4.	LIMITATIONS APPLICABLE TO DIRECT COSTS

1.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clauses and unless authorized in writing by the Contracting Officer or set forth in the Statement of Work, the cost of the following items or activities shall be unallowable as direct costs:

a.	Acquisition, by purchase or lease, of any interest in real property;

b.	Special rearrangement or alteration of facilities;

c.	Accountable Government Property (see the HHS Contracting Guide for Control for Government Property incorporated by Section G.9. of this contract);

Note: this includes the lease or purchase of any item of general-purpose office furniture or office equipment regardless of dollar value.

d.	Purchase or lease of scientific instruments or equipment over $10,000 except for instruments and equipment specifically included in the Statement of Work;

e.	Travel to attend general scientific meetings/conferences;

f.	Promotional Items

g.	Printing Costs (as defined in the Government Printing and Binding Regulations);

h.	Overtime (premium) compensation;

i.	Entering into certain types of subcontracting arrangements (See Section B.5(3) for specific obligations). Note that most consulting agreements require CO’s written consent;

j.	Foreign Travel (see Subparagraph B.4.2(3));

k.	Patient care costs (see Section J-List of Attachments);

l.

Light Refreshment and Meal Expenditures - Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the Contracting Officer’s Representative (COR), with a copy to the Contracting Officer, at least six weeks in advance of the event and are subject to “HHS Policy on Promoting Efficient Spending: Use of Appropriate Funding for Conferences and Meetings, Food and Promotional Items and Printing and Publications.” The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provide; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshments and/or meals costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held at a government facility.

2.	Travel Costs

1) Total expenditures for travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract during the Base Period shall not exceed $[***] without the prior written approval of the Contracting Officer. The Contractor shall notify the Contracting Officer in writing when travel expenditures have exceeded 80% of the travel expenses. Costs must be consistent with Federal Acquisition Regulations (FAR) 52.247-63 – Preference for U.S. Air Flag carriers.

2) Subject to the dollar limitation specified under B.4.2.1. above, the Contactor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulation (FAR) 31.2 – Contracts with Commercial Organizations, Sub-Section 31.205- 46, Travel Costs and Federal Travel Regulations.

3) If foreign travel is necessary, a Contracting Officer Authorization (COA) will be required. Expenditures for foreign travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed the amount specified in each approved COA, without the prior written approval of the Contracting Officer.

Requests for foreign travel must be submitted at least four weeks in advance and shall contain the following:

• Meeting(s) and place(s) to be visited, with costs and dates; name(s) and title(s) of Contractor personnel to travel and their functions in the contract project;

• Contract purposes to be served by the travel;

• How travel of Contractor personnel will benefit and contribute to accomplishing the contract project, or will otherwise justify the expenditure of BARDA contract funds;

• How such advantages justify the costs for travel and absence from the project of more than one person if such are suggested; and

• What additional functions may be performed by the travelers to accomplish other purposes of the contract and thus further benefit the project.

B.5.	ADVANCE UNDERSTANDINGS

1.	Person-in-Plant

With [***] advance notice to the Contractor in writing from the Contracting Officer, the Government may place a man-in-plant in the Contractor’s or Subcontractor’s facility, who shall be subject to the Contractor’s or Subcontractor’s policies and procedures regarding security and facility access at all times while in the Contractor’s or Subcontractor’s facility. The Government’s representative shall be provided reasonable access, during normal business hours, of the production areas being utilized in performance on the Contract. As determined by federal law, no Government representative shall publish, divulge, disclose, or make known in any manner, or to any extent not authorized by law, any information coming to him in the course of employment or official duties, while stationed in a contractor or subcontractor plant.

An article substantially similar to this Person-in-Plant article shall be incorporated into any subcontract for experimental or manufacturing work.

2.	Security

A security plan is required within 30 days of contract award.

3.	Subcontracts

Prior written consent from the Contracting Officer in the form of Contracting Officer Authorization (COA) is required for any subcontract that:

●	Is of the cost-reimbursement, time-and-materials or labor-hour type or
●	Is of the fixed price type and exceeds $[***] or [***]% of the contract

The Contracting Officer shall request appropriate supporting documentation in order to review and determine authorization, pursuant with FAR Clause 52.244-2, Subcontracts. After receiving written consent of the subcontract by the Contracting Officer, the Contractor shall provide a copy of the signed, executed subcontract and consulting agreement to the Contracting Officer within [***].

Note: Consulting services are treated as subcontracts and subject to the ‘consent to subcontract’ provisions set forth in this Section.

4.	Overtime Compensation

[***]

5.	Sharing of contract deliverables within United States Government (USG)

Subject to the data rights provisions of FAR 52.227-14, in an effort to build a robust medical countermeasure pipeline through increased collaboration, the Government may share technical deliverables with Government entities responsible for Medical Countermeasure Development. In accordance with recommendations from the Public Health Emergency Medical Countermeasure Enterprise Review, agreements established in the Integrated Portfolio Advisory Committee (PAC) Charter, and agreements between BARDA and the Department of Defense, the National Institutes of Health, the Centers for Disease Control, and the Food and Drug Administration, BARDA may share technical deliverables and test results created in the performance of this Contract with the United States Government and entities within the Integrated Portfolio. This advance understanding does not authorize the Government to share financial or technical information, technical deliverables, or any other data outside of the United States Government. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data – General, regarding the government’s rights to deliverables submitted during performance as well as the government’s rights to data contained within those deliverables.

6.	Approval of Human and Animal Protocols

The Contractor shall submit all human and animal protocols and human informed consent documents as referenced under this Contract to the COR for review and approval prior to seeking other approvals (Institutional Review Board, Human Use Committee, Institutional Animal Care and Use Committee). The Government requires no fewer than ten (10) business days to perform a review. The Contractor shall take this review time into account and submit protocols as early as possible to avoid delays. The Government’s comments and feedback shall be addressed prior to approval. The COR will review and provide approval of protocols. Human informed consents shall also be submitted and reviewed with any human protocol.

7.	Rights in Data

The contract will incorporate the FAR Clause 52.227-14, Rights in Data—General. The Contractor is advised to review the terms of FAR 52.227-14, Rights in Data, regarding the government’s rights to deliverables submitted during performance as well as the government’s rights to data contained within those deliverables.

Limited Rights Data is defined as data, other than computer software, that embody trade secrets or are commercial or financial and confidential or privileged, to the extent that such data pertain to items, components, or processes developed at private expense, including minor modifications.These data may be reproduced and used by the Government with the express limitation that they will not, without written permission of the Contractor, be used for purposes of manufacture nor disclosed outside the Government; except that the Government may disclose these data outside the Government for the following purposes, if any; provided that the Government makes such disclosure subject to prohibition against further use and disclosure:

(i)	Use (except for manufacture) by support service contractors.
(ii)	Evaluation by nongovernment evaluators.
(iii)	Use (except for manufacture) by other contractors participating in the Government’s program of which the specific contract is a part

This notice shall be marked on any reproduction of these data, in whole or in part.

B.6	ORGANIZATIONAL CONFLICT OF INTEREST

a.

General: For the purpose of this provision/clause, “consultant” is defined as a company, firm, LLC, sole proprietor, joint venture member, independent contractor, subcontractor, affiliate, or similar entity that is not an employee of the Contractor.

b.

Disclosure: The Contractor shall report contacts with consultants who are paid to furnish advice, information, direction, or assistance to the Contractor or any subcontractor in support of the preparation or submission of the Contractor’s business or technical proposal. The report shall include the following information:

a.	The name, title, and contact information for the consultant, including the name and contact information for his/her company/firm/etc.
b.

The name, title, and contact information for a Contractor point of contact, including the name and contact information for the prime contractor if the consulting services were received by a subcontractor.

c.	The nature of the consulting services received.

c.

Resolution: The responsible Contracting Officer will review the Contractor’s disclosure to determine whether an actual or appearance of a conflict of interest exists based on the information disclosed by the Contractor and/or from other sources. The framework for the Contracting Officer’s review will be FAR Subpart 9.5, Organizational and Consultant Conflicts of Interest. If an actual or appearance of a conflict of interest exists, the Contracting officer will take action which may include, but is not limited to, requesting a mitigation plan from the Contractor.

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1.	STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work attached to this contract as Attachment 1 (Section J-List of Attachments).

C.2.	REPORTING REQUIREMENTS

Refer to Section F.2 for specific instructions regarding Reporting Requirements.

C.3.	PROJECT MEETING CONFERENCE CALLS

A conference call between the Contracting Officer, the Contracting Officer’s Representative (COR) and designees and the Contractor’s Project Leader/delegate and designees shall occur bi-weekly or as otherwise mutually agreed upon by the Government and the Contractor or determined by the Contracting Officer. During this call the Contractor’s Project Leader/delegate and designees will discuss the activities since the last call, any problems that have arisen and the activities planned until the next call takes place. The Contractor’s Project Leader/delegate may choose to include other key personnel on the conference call to give detailed updates on specific projects or this may be requested by the Contracting Officer’s Representative. Electronic copy of conference call meeting minutes/summaries shall be provided via e-mail to the CO, COR, and uploaded into a new “Collaborator Portal” by the Contractor within five (5) business days after the conference call is held. The COR shall provide details and setup instructions for the portal once it is authorized for use.

C.4.	PROJECT MEETINGS

The Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the COR. These meetings may include virtual and/or face-to-face meetings with BARDA in Washington, D.C. and at work sites of the Contractor and its subcontractors. Such meetings may include, but are not limited to, meetings of the Contractor (and subcontractors invited by the Contractor) to discuss study designs, site visits to the Contractor’s and subcontractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor must provide data, reports, and presentations to groups of outside experts (subject to appropriate protections for Contractor confidential or proprietary data) and Government personnel as required by the COR in order to facilitate review of contract activities.

1.	Kickoff Meeting

The Contractor and Government shall conduct a kickoff meeting within 45 calendar days after contract award to review HHS procedures, processes and expectations. Contractor shall provide an itinerary/agenda no later than five (5) business days before meeting. Minutes from the kickoff meeting must be provided within ten (10) business days of the event.

2.	Quarterly and Ad-Hoc Meetings

At the discretion of the CO or COR, the Contractor shall participate in Project Meetings to coordinate the performance of the contract, as requested by the Contracting Officer’s Representative. These meetings may be conducted via virtual or face-to-face meetings in Washington, D.C. or at work sites of the Contractor and its subcontractors. Such meetings may include, but are not limited to, meetings of the Contractor (and subcontractors invited by the Contractor) to discuss study designs, site visits to the Contractor’s and subcontractor’s facilities, and meetings with the Contractor and HHS officials to discuss the technical, regulatory, and ethical aspects of the program. The Contractor must provide data, reports, and presentations to groups of outside experts (subject to appropriate protections for Contractor’s confidential or proprietary data) and Government personnel as required by the Contracting Officer’s Representative, giving reasonable prior notice of such requirement to Contractor, in order to facilitate review of contract activities.

Contractor shall provide itinerary/agenda at least two (2) business days in advance of meetings.

Contractor shall provide a meeting summary to the BARDA COR no later than five (5) business days after the meeting.

3.	Project Review Meetings

The Contractor shall, at a time to be determined later, present a comprehensive review of contract progress to date in a virtual or face-to-face meeting in Washington, DC., or, alternatively upon agreement of the parties a virtual or remote meeting, including due to public health reasons. The Contractor will be responsible for updating the BARDA program on technical progress under the Statement of Work. Presentation must be delivered seven (7) business days prior to the scheduled meeting.

C.5	RISK MANAGEMENT

The Contractor shall establish and maintain an active, enterprise-wide risk management system as well as a specific risk management plan that includes the SOPs governing risk management, a description of the risk management activities required to oversee the project across its range of scope, and the processes for reviewing completed risk mitigations. The Contractor shall complete risk management documentation for the program as applicable, such as:

1.	Preliminary hazard analyses as necessary for each product component

2.	Design, user, and process FMEA plans

3.	Risk control plans to verify the proposed mitigations

C.6	REGULATORY ACTIVITIES

The Contractor shall provide the COR the opportunity to review and comment upon any draft documents, including draft pre-submission packages, and meeting requests, to be submitted to the FDA or other regulatory agency. The Contractor shall provide the COR with fifteen (15) business days for review and comments. An acceptable version shall be provided to the COR prior to FDA submission.

The Contractor shall provide the COR initial draft minutes and final draft minutes of any - meeting with the FDA and other regulatory agencies.

The Contractor shall communicate the dates and times of any meeting with the FDA and other regulatory agencies to the COR and ensure participation for appropriate COR and BARDA SME staff to attend the meetings.

The Contractor shall forward Standard Operating Procedures (SOPs) upon request from Contracting Officer’s Representative /Contracting Officer.

The Contractor shall work to support BARDA in development of FDA submissions and meeting for seeking a Pre- Emergency Use Authorization if deemed necessary by BARDA. The support may require the Contractor to develop unique deliverables other than the ones related to the SOW for submission to the FDA by BARDA.

The Contractor shall support FDA audits. Within thirty (30) calendar days of an FDA audit of Contractor or subcontractor facilities, the Contractor shall provide copies of the audit findings, final report, and a plan for addressing areas of nonconformance to FDA regulations and guidance for GLP, GMP or GCP guidelines as identified in the final audit report.

C.7	QUALITY

The Contractor shall establish and maintain a Quality Management System with sufficient content to include but not limited to the elements contained in the Code of Federal Regulations Title 21 Part 210-211.

The Contractor shall establish routine internal reviews, documentation, and evidence of the ability to maintain, and adhere to the Code of Federal Regulations Title 21 Part 210-211.

The Contractor shall conduct an audit of its system quality system adherence, resolve any issues noted by the auditor, and provide the Quality Audit Findings and resolutions to the Government. The audit shall be conducted by individuals who do not have direct responsibility for the matters being audited.

SECTION D – PACKAGING, MARKING, AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications and Section F. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition

Unless otherwise specified by the CO, delivery of reports to be furnished to the Government under this contract (including invoices) shall be delivered to the CO and COR electronically along with a concurrent email notification to the CO and COR (as defined in Section F.3. Electronic Submission) summarizing the electronic delivery.

SECTION E – INSPECTION AND ACCEPTANCE

E.1.	FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at: https://www.acquisition.gov/FAR/

FAR Clause	Title and Date

FAR 52.246-2, Inspection of Supplies – Fixed-Price (Aug 1996)

FAR 52.246-4, Inspection of Services – Fixed-Price (Aug 1996)

FAR 52.246-8, Inspection of Research and Development – Fixed-Price (Aug 1996)

FAR 52.246-16, Responsibility for Supplies (April 1984)

E.2.	DESIGNATION OF GOVERNMENT PERSONNEL

For the purpose of this Section E, the designated Contracting Officer’s Representative (COR) is the authorized representative of the Contracting Officer. The COR will assist in resolving technical issues that arise during performance. The COR however is not authorized to change any contract terms or authorize any changes in the Statement of Work or modify or extend the period of performance, or authorize reimbursement of any costs incurred during performance.

E.3.	INSPECTION, ACCEPTANCE AND CONTRACT MONITORING

Inspection and acceptance of the product, services, and documentation called for herein shall be accomplished by the Contracting Officer or a duly authorized representative. Delivery, technical inspection and acceptance will take place at a location designated by the Contracting Officer or the Contracting Officer Representative.

1.	Site Visits and Inspections

At the discretion of the Government and independent of activities conducted by the Contractor, with 48-hours’ notice to the Contractor, the Government reserves the right to conduct site visits and inspections related to this Contract on an as needed basis during normal business hours, including collection of product samples and intermediates held at the location of the Contractor, or its subcontractor. All costs reasonably incurred by the Contractor and subcontractor for such visit and/or inspection shall be allowable costs subject to the Allowable cost requirements in FAR Subpart 31.2. The Contractor shall coordinate these visits and shall have the opportunity to accompany the Government on any such visits. Under time-sensitive or critical situations, the Government reserves the right to suspend the 48-hour notice to the Contractor. The areas included under the site visit could include, but are not limited to: security, regulatory and quality systems, manufacturing processes and cGMP/GLP/GCP compliance related to activities funded under this Contract.

If the Government, Contractor, or other party identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government for review and acceptance:

a.	If issues are identified during the audit, the Contractor shall submit a report to the CO and COR within ten (10) business days detailing the finding and corrective action(s) of the audit.
b.	COR and CO will review the report and provide a response to the Contractor within ten business days.
c.	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

SECTION F – DELIVERIES OR PERFORMANCE

F.1.	ESTIMATED PERIOD OF PERFORMANCE

The estimated period of performance for this contract shall be consistent with the dates set forth in the Base Period in Section B.2.1.

F.2.	DELIVERABLES

Successful performance of the final contract shall be deemed to occur upon completion of performance of the work set forth in the Statement of Work, set forth in Section J - List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the COR, of each of the deliverables described in Section C, Section F, and Section J.

All deliverables and reporting documents listed within this Section shall be delivered electronically (as defined in Section F.3 Electronic Submission) to the CO, CS, and the COR unless otherwise specified by the CO.

Unless otherwise specified by the CO, the deliverables identified in this Section F shall also be delivered electronically to the designated Collaborator Portal along with a concurrent email notification sent to the CO, CS, COR, and Alternate COR stating delivery has been made.

Electronic copies of documents/reports are preferred, however if a paper/hardcopy documents/reports is to be submitted under this contract, it shall be printed or copied, double-sided, on at least 30 percent post-consumer fiber paper, whenever practicable, in accordance with FAR 4.302(b). The Contracting Officer or the Contracting Officer Representative shall provide the designated shipping address, as required.

Contract Data Requirements List (CDRLs)

Meetings

CDRL#	Deliverable	Deliverable Description	Reporting Procedures and Due Dates
			●	[***]
	Post Award Teleconference	[***]	●	[***]
		[***]	●	[***]
		[***]	●	[***]
			●	[***]
			●	[***]
	Kickoff Meeting	[***]	●	[***]
			●	[***]
			●	[***]
			●	[***]
			●	[***]
		[***]	●	[***]
	Weekly Teleconference		●	[***]
		[***]	●	[***]
			●	[***]
	Technical, Subgroup, Ad Hoc Teleconference(s)	[***]	●	[***]
			●	[***]

	[***]	●	[***]
Periodic Review Meetings		●	[***]
		●	[***]
		●	[***]
		●	[***]
	[***]	●	[***]
FDA Meetings and Interactions		●	[***]
	[***]	●	[***]
		●	[***]

Technical Reporting General

CDRL#	Deliverable	Deliverable Description			Reporting Procedures and Due Dates
		[***]	●	[***]
				o	[***]
	Project Management Plan (PMP)	[***]		o	[***]

	Gantt Chart/Timeline	[***]	●	[***]
		[***]	●	[***]
	Communication Plan			o	[***]
		[***]		o	[***]
			●	[***]
	Contractor Locations	[***]		o	[***]
				o	[***]
		[***]	●	[***]

Pandemic/Public Health Emergency Facility and	[***]	●	[***]
Operational Management Plan			o	[***]
			o	[***]
[***]

Request for Information (RFI) Responses	[***]	●	[***]
[***]

	1.		[***]	●	[***]

Monthly & Annual Technical	2.		[***]
Progress Reports/Annual Meeting				●	[***]
		●	[***]
		●	[***]	●	[***]
		●	[***]
		●	[***]
		●	[***]
		●	[***]
		●	[***]
		●	[***]

NOTE: Pursuant to federal law, no Government personnel shall publish, divulge, disclose, or otherwise make known to any non-Government entity any Contractor data marked according to FAR 52.227-14, unless permitted to do so by law or regulation.

Detailed Description of Select Contract Deliverables

1.	Monthly and Annual Progress Reports, and Ad hoc reporting requirements

In addition to those reports required by the other terms of this contract, the Contractor shall prepare and submit the following reports in the manner stated below and in accordance with this Section F of this contract, and in the Statement of Work, attached to this contract (see Section J-List of Attachments).

a.	Monthly Progress Report

This report shall include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. The first reporting period consists of the first full month of performance plus any fractional part of the initial month. Thereafter, the reporting period shall consist of each calendar month. Reports shall be submitted on the 15th day of the month after the preceding month being covered.

The Contractor shall submit a Monthly Progress Report according to the dates set forth in the summary table (“Summary of Contract Deliverables”) under this Section. The progress report shall conform to the requirements set forth in the Deliverables Chart in Section F of this contract.

The format should include:

●

A cover page that includes the contract number and title; the type of report and period that it covers; the Contractor’s name, address, telephone number, fax number, and e-mail address; and the date of submission;

●	SECTION I – EXECUTIVE SUMMARY
●	SECTION II - PROGRESS
●	SECTION II Part A: OVERALL PROGRESS - A description of overall progress.
●

SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE - A description of all meetings, conference calls, etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g., evaluating, and managing subcontractor performance, and personnel changes).

●

SECTION II Part C: TECHNICAL PROGRESS - For each activity related to Gantt chart, document the results of work completed and cost incurred during the period covered in relation to proposed progress, effort, and budget. The report shall be in sufficient detail to explain comprehensively the results achieved. The description shall include pertinent data and/or graphs in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what corrective actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project.

●	SECTION II Part D: PROPOSED WORK - A summary of work proposed related to Gantt chart for the next reporting period and preprints/reprints of papers and abstracts.
●	SECTION III: Estimated and Actual Expenses.

This Section of the report should also contain estimates for the Subcontractors’ expenses from the previous month if the Subcontractor did not submit a bill in the previous month. If the subcontractor(s) was not working or did not incur any costs in the previous month, then a statement to this effect should be included in this report for those respective subcontractors.

A Monthly Progress Report will not be required in the same month that the Annual Progress Report is submitted.

b.	Annual Progress Report

This report shall include a summation of the results of the entire contract work for the period covered. Monthly Progress Reports shall not be submitted in the same month when an Annual Progress Report is due. Furthermore, an Annual Progress Report will not be required for the period when the Final Report is due. The first Annual Progress Report shall be submitted in accordance with the date set forth in the table (“Summary of Contract Deliverables”) under Section F.2. of this contract. The progress report shall conform to the requirements set forth in the Deliverables Chart in Section F of this contract.

Each Annual Progress Report shall include:

●

A Cover page that includes the contract number and title; the type of report and period that it covers; the Contractor's name, address, telephone number, fax number, and email address; and the date of submission;

●	SECTION I: EXECUTIVE SUMMARY - A brief overview of the work completed, and the major accomplishments achieved during the reporting period.
●	SECTION II: PROGRESS
●	SECTION II Part A: OVERALL PROGRESS - A description of overall progress.
●	SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE -

A high level summary of critical meetings, etc. that have taken place during the reporting period. Include progress on administration and management to critical factors of the project (e.g. regulatory compliance audits and key personnel changes).

●

SECTION II Part C: TECHNICAL PROGRESS - A detailed description of the work performed structured to follow the activities and decision gates outlined at the Integrated Baseline Review and as described in the Integrated Master Schedule. The Report should include a description of any problems (technical or financial) that occurred or were identified during the reporting period, and how these problems were resolved.

●	SECTION II Part D: PROPOSED WORK - A summary of work proposed for the next year period to include an updated Gantt Chart.

Contractor also should include the following in the Annual Progress Report:

1.	Copies of manuscripts (published and unpublished), abstracts, and any protocols or methods developed specifically under the contract during the reporting period; and
2.	A summary of any Subject Inventions per the requirements under FAR Clause 52.227-11.

c.	Draft Final Report and Final Report

These reports are to include a summation of the work performed and results obtained for the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Draft Final Report and Final Report shall be submitted in accordance with the Deliverables Chart in Section F of the contract. An Annual Progress Report will not be required for the period when the Final Report is due. The Draft Final Report and the Final Report shall be submitted in accordance with the dates set forth in the table (“Summary of Contract Deliverables”) under SECTION F.2. of this contract. The report shall conform to the following format:

1.	Cover page to include the contract number, contract title, performance period covered, Contractor's name and address, telephone number, fax number, email address and submission date.
2.

SECTION I: EXECUTIVE SUMMARY - Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

3.

SECTION II: RESULTS - A detailed description of the work performed related to WBS and Gantt chart, the results obtained, and the impact of the results on the scientific and/or public health community including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance and a summary of all inventions.

Draft Final Report: The Contractor is required to submit the Draft Final Report to the Contracting Officer’s Representative and Contracting Officer. The Contracting Officer’s Representative and Contracting Officer will review the Draft Final Report and provide the Contractor with comments in accordance with the dates set forth in Section F.2. of the contract.

Final Report: The Contractor will deliver the final version of the Final Report on or before the completion date of the contract. The final version shall include or address the COR’s and CO’s written comments on the draft report. Final Report shall be submitted on or before the completion date of the contract.

d.	Summary of Salient Results

The Contractor shall submit, with the Final Report, a summary of salient results achieved during the performance of the contract.

e.	Audit Reports

Within thirty (30) calendar days of an audit related to conformance to FDA regulations and guidance, including adherence to GLP, GMP, GCP guidelines, the Contractor shall provide copies of the audit report (so long as received from the FDA) and a plan for addressing areas of nonconformance to FDA regulations and guidelines for GLP, GMP, or GCP guidelines as identified in the final audit report and as related to activities funded under this contract.

f.	Periodic Document Review

Upon request, Contractor shall provide CO and COR with the following contract funded documents as specified below but not limited to: Process Development Reports; Assay Qualification Plan/Report, Assay Validation Plan/Report, Assay Technology Transfer Report, Batch Records, Contractor/Subcontractor Standard Operating Procedures (SOP’s), Master Production Records, Certificate of Analysis, Clinical Studies Data or Reports. The CO and COR reserve the right to request within the Period of Performance a non-proprietary technical document for distribution within the Government. Contractor shall provide technical document within 10 business days of CO or COR request. Contractor can request additional time on an as needed basis. If edits are recommended, the Contractor must address, in writing, concerns raised by BARDA in writing.

g.	Risk Management Plan

The Contractor shall provide a Risk Management Plan that outlines the impacts of each risk in relation to the cost, schedule, and performance objectives. The plan shall include risk mitigation strategies. Each risk mitigation strategy will capture how the corrective action will reduce impacts on cost, schedule and performance.

●	Due within 45 days of contract award
●	Contractor provides updated Risk Management Plan in Monthly Progress Report
●	The COR shall provide Contractor with a written list of concerns in response plan submitted

Contractor must address, in writing, all concerns raised by COR in writing within 20 business days of Contractor’s receipt of COR’s concerns.

2.	Deliverables Arising from FDA Correspondence

a.	FDA Meetings

The Contractor shall forward the dates and times of any meeting with the FDA to BARDA and make arrangements for appropriate BARDA staff to attend the FDA meetings. BARDA staff shall include up to a maximum of four people including the COR and up to 3 subject matter experts.

●	Contractor shall notify BARDA of upcoming FDA meeting within 24 hours of scheduling.
●

The Contractor shall forward initial Contractor and FDA-issued draft minutes and final minutes of any meeting with the FDA to the CO and COR within 2 business days of receipt. All documents shall be duly marked as either “Draft” or “Final.”

b.	FDA Submissions

The Contractor shall provide the COR all documents submitted to the FDA at least 15 days prior to submission.

Contractor shall provide the COR with an electronic copy of the final FDA submission. All documents shall be duly marked as either “Draft” or “Final.”

●	When draft documents are submitted to the COR for review, the COR will provide feedback to Contractor within 10 business days of receipt.
●	When BARDA reviews draft documents, the Contractor shall revise their documents to address BARDA’s written concerns and/or recommendations prior to FDA submission.
●	Final FDA submissions shall be submitted to the CO and COR concurrently or no later than 5 calendar days of their submission to FDA.

c.	FDA Audits

In the event of an FDA inspection which occurs as a result of this contract and for the product, or for any other FDA inspection that has the reasonable potential to impact the performance of this contract, the Contractor shall provide the CO and COR with an exact copy (non-redacted) of any potential FDA Form 483 and the Establishment Inspection Report (EIR) received within one (1) business day after the Contractors receipt of those documents. The Contractor shall provide the COR and CO with copies of the plan for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines as identified in the audit report, status updates during the plans execution and a copy of all final responses to the FDA. The Contractor shall also provide redacted copies of any FDA audits received from subcontractors that occur as a result of this contract or for this product. The Contractor shall make arrangements for BARDA representative(s) to be present during the final debrief by the regulatory inspector.

●	Contractor shall notify CO and COR within 10 business days of a scheduled FDA audit or within 24 hours of an ad hoc site visit/audit if the FDA does not provide advanced notice.
●

Contractor shall provide copies of any FDA Audit Findings report received from subcontractors that occur as a result of this contract or for this product within 1 business day of receiving correspondence from the FDA, Subcontractor, or third party.

●	Within 10 business days of audit report, Contractor shall provide CO with a plan for addressing areas of nonconformance, if any are identified.

d.	Other FDA Correspondence

The Contractor shall memorialize any correspondence between Contractor and FDA as related to activities funded under this contract and submit to BARDA. All documents shall be duly marked as either “Draft” or “Final.” Contractor shall provide written summary of any FDA correspondence within 2 business days of correspondence.

F.3.	ELECTRONIC SUBMISSION

For electronic delivery, the Contractor shall upload documents the designated Government file sharing system. The Government shall provide two contractor representatives authorized log in access to the file share program. Each representative must complete a mandatory training provided by the Government prior to gaining user access. A notification email should be sent to the CO and COR upon electronic delivery of any documents.

F.4.	SUBJECT INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-11, Patent Rights-Ownership by the Contractor, including, but not limited to, the invention disclosure report, the confirmatory license, and the Government support certification, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. A final invention statement (see FAR 27.303 (b) (2) (ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

Reports and documentation submitted to the Contracting Officer shall be sent to the address set forth in Section G – Contract Administration Data.

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

F.5.	FEDERAL ACQUISITION REGULATION CLAUSES INCORPORATED BY REFERENCE

This contract incorporates the following clause(s) by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. The full text of each clause may be accessed electronically at this address: http://www.acquisition.gov/comp/far/index.html.

FAR 52.242-15, Stop Work Order (August 1989), Alternate 1 (Aug 1989)

SECTION G - CONTRACT ADMINISTRATION DATA

G.1.	CONTRACTING OFFICER

The following Contracting Officer (CO) will represent the Government for the purpose of this contract: Name: Richard Anthony Hall

Contracting Officer

Contract Management and Acquisition (CMA)

Biomedical Advanced Research & Development Authority (BARDA)

Administration for Strategic Preparedness and Response (ASPR)

U.S. Department of Health and Human Services (DHHS)

Email: Richard.hall@hhs.gov

Name: Kevin Dean Contract Specialist

Contract Management and Acquisition (CMA)

Biomedical Advanced Research & Development Authority (BARDA)

Administration for Strategic Preparedness and Response (ASPR)

U.S. Department of Health and Human Services (DHHS)

Email: kevin.dean1@hhs.gov

1.

The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

2.

The Contracting Officer is the only person with the authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimburse to the Contractor of any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract.

3.

No information other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the US Government, other otherwise, shall be considered grounds for deviation from any stipulation of this contract.

4.	The Government may unilaterally change its CO designation, after which it will notify the Contractor in writing of such change.

NOTE: An unauthorized commitment is an agreement that is not binding solely because the Government representative who made it lacked the authority to enter into that agreement on behalf of the Government. An unauthorized commitment (UC) usually results in the receipt of goods or services on behalf of the Government by someone with apparent authority, but that lacks the authority to obligate the Government; it can be intentional or unintentional. Only a warranted contracting officer has authority to obligate government funds and contractually bind the government for supplies and services within their warrant authority.

G.2.	CONTRACTING OFFICER'S REPRESENTATIVE (COR)

The following Contracting Officer's Representative (COR) will represent the Government for this contract:

Name: Christina Latagan

U.S. Department of Health & Human Services

Administration for Strategic Preparedness and Response

Biomedical Advanced Research & Development Authority (BARDA)

Phone: (202) 741-8484

Email: christina.latagan@hhs.gov

The COR is responsible for:

1.	Monitoring the Contractor's technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements;
2.	Assisting the Contracting Officer in interpreting the statement of work and any other technical performance requirements;
3.	Performing technical evaluation as required;
4.	Performing technical inspections and acceptances required by this contract; and
5.	Assisting in the resolution of technical problems encountered during performance.

The Government may unilaterally change its COR designation, after which it will notify Contractor in writing of such change.

G.3.	KEY PERSONNEL

Pursuant to the Key Personnel clause incorporated in Section I of this contract, the following individuals are considered to be essential to the work being performed hereunder:

Name	Title
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The key personnel specified in this contract are considered to be essential to work performance. At least [***] prior to diverting any of the specified individuals to other programs or contracts (or as soon as possible, if an individual must be replaced, for example, as a result of leaving the employ of the Contractor), the Contractor shall notify the Contracting Officer and shall submit comprehensive justification for the diversion or replacement request (including proposed substitutions for key personnel) and qualifications of the individual proposed as a substitute to permit evaluation by the Government of the impact on performance under this contract. The Contractor shall not divert or otherwise replace any key personnel without the written consent of the Contracting Officer. The Government may modify the contract to add or delete key personnel at the request of the contractor or Government. At a minimum, the key personnel should include the project manager, principal investigator, radiation biologist, quality control manager, quality assurance director, regulatory lead, and manufacturing lead.

G.4.	CONTRACT FINANCIAL REPORT

a.

Financial reports on the attached Financial Report of Individual Project/Contract shall be submitted by the Contractor to the CO with a copy to the COR in accordance with the instructions for completing this form, which accompany the form, in an original and one electronic copy, not later than the 30th business day after the close of the reporting period. The line entries for subdivisions of work and elements of cost (expenditure categories), which shall be reported within the total contract, are discussed in paragraph e., below. Subsequent changes and/or additions in the line entries shall be made in writing.

b.	Unless otherwise stated in the instructions for completing this form, all columns A through J, shall be completed for each report submitted.

c.

The first financial report shall cover the period consisting of the first full three calendar months following the date of the contract, in addition to any fractional part of the initial month. Thereafter, reports will be on a quarterly basis.

d.

The Contracting Officer may require the Contractor to submit detailed support for costs contained in one or more interim financial reports. This clause does not supersede the record retention requirements in FAR Part 4.7.

e.	The listing of expenditure categories to be reported is incorporated as a part of this contract and can be found under Section J entitled, "Financial Report of Individual Project/Contract,".

f.	Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

g.

Contractor invoices/financial reports shall conform to the form, format, and content requirements of the instructions for Invoice/Financing requests and Contract Financial Reporting, and be sent electronically through the IPP system.

h.

The Contractor agrees to immediately notify the CO in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than [***]%) of the estimated costs for the base period or any option period(s) (See estimated costs under Section B) and the reasons for the variance. These requirements are in addition to the specified requirements of FAR Clause 52.232-20, Limitation of Cost that is incorporated by reference under Section I.1 which states;

Limitation of Cost (Apr 1984)

●

The parties estimate that performance of this contract, exclusive of any fee, will not cost the Government more than (1) the estimated cost specified in the Schedule or, (2) if this is a cost-sharing contract, the Government’s share of the estimated cost specified in the Schedule. The Contractor agrees to use its best efforts to perform the work specified in the Schedule and all obligations under this contract within the estimated cost, which, if this is a cost-sharing contract, includes both the Government’s and the Contractor’s share of the cost.

●	The Contractor shall notify the Contracting Officer in writing whenever it has reason to believe that—
●

The costs the Contractor expects to incur under this contract in the next 60 days, when added to all costs previously incurred, will exceed 75 percent of the estimated cost specified in the Schedule; or

●	The total cost for the performance of this contract, exclusive of any fee, will be either greater or substantially less than had been previously estimated.
●	As part of the notification, the Contractor shall provide the Contracting Officer a revised estimate of the total cost of performing this contract.
●	Except as required by other provisions of this contract, specifically citing and stated to be an exception to this clause—
●

The Government is not obligated to reimburse the Contractor for costs incurred in excess of (i) the estimated cost specified in the Schedule or, (ii) if this is a cost-sharing contract, the estimated cost to the Government specified in the Schedule; and

●

The Contractor is not obligated to continue performance under this contract (including actions under the Termination clause of this contract) or otherwise incur costs in excess of the estimated cost specified in the Schedule, until the Contracting Officer (i) notifies the Contractor in writing that the estimated cost has been increased and (ii) provides a revised estimated total cost of performing this contract. If this is a cost- sharing contract, the increase shall be allocated in accordance with the formula specified in the Schedule.

●

No notice, communication, or representation in any form other than that specified in paragraph (d)(2) of this clause, or from any person other than the Contracting Officer, shall affect this contract’s estimated cost to the Government. In the absence of the specified notice, the Government is not obligated to reimburse the Contractor for any costs in excess of the estimated cost or, if this is a cost-sharing contract, for any costs in excess of the estimated cost to the Government specified in the Schedule, whether those excess costs were incurred during the course of the contract or as a result of termination.

●

If the estimated cost specified in the Schedule is increased, any costs the Contractor incurs before the increase that are in excess of the previously estimated cost shall be allowable to the same extent as if incurred afterward, unless the Contracting Officer issues a termination or other notice directing that the increase is solely to cover termination or other specified expenses.

●	Change orders shall not be considered an authorization to exceed the estimated cost to the Government specified in the Schedule, unless they contain a statement increasing the estimated cost.
●

If this contract is terminated or the estimated cost is not increased, the Government and the Contractor shall negotiate an equitable distribution of all property produced or purchased under the contract, based upon the share of costs incurred by each.

h.	All invoice submissions shall be in accordance with FAR Clause 52.232-25, Prompt Payment (Jan 2017).

i.	Invoices - Cost and Personnel Reporting, and Variances from the Negotiated Budget.

The Contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

1.	Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort (actual hours or % of effort), and amount claimed.
2.	Fringe Benefits - Cite rate and amount
3.	Overhead - Cite rate and amount
4.	Materials & Supplies - Include detailed breakdown when total amount is over $10,000
5.

Travel - Identify travelers, dates, destination, purpose of trip, and total breaking out amounts for transportation (plane, car etc), lodging, M&IE. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel.

6.	Consultant Fees - Identify individuals, amounts and activities. Cite appropriate COA
7.	Subcontracts - Attach subcontractor invoice(s). Cite appropriate COA
8.	Equipment - Cite authorization and amount. Cite appropriate COA
9.	Other Direct Costs - Include detailed breakdown when total amount is over $10,000.
10.	G&A - Cite rate and amount.
11.	Total Cost (and applicable cost-shared ratio)
12.	Fixed Fee (if applicable)
13.	Total Cost-Plus Fixed Fee

Additional instructions and an invoice template are provided in Section J-List of Attachments, Invoice/Financing Request Instructions and Contract Financial Reporting Instructions for Cost- Reimbursement Contracts. All invoices must be signed by a representative of the contractor authorized to certify listed charges are accurate and comply with government regulations. Invoices shall be signed and submitted electronically (in accordance with Section F.3 Electronic Submission).

If applicable, the Contractor shall convert any foreign currency amount(s) in the monthly invoice to U.S. dollars each month, on the 1st of the month, using the foreign exchange rate index published on www.federalreserve.gov. Payment of invoices is subject to the U.S. dollar limits within the Total Costs of CLIN 0001 in Section B of the contract.

The Government shall use electronic funds transfer to the maximum extent possible when making payments under this contract. FAR 52.232-33, Payment by Electronic Funds Transfer–System for Award Management, in Section I requires the Contractor to designate in writing a financial institution for receipt of electronic funds transfer payments.

G.5.	INVOICE SUBMISSION - HHSAR 352.232-71 Electronic submission of payment requests Electronic Submission of Payment Requests (Feb 2022)

(a) Definitions. As used in this clause— (1) “Payment request” means a bill, voucher, invoice, or request for contract financing payment with associated supporting documentation. The payment request must comply with the requirements identified in FAR 32.905(b), “Content of Invoices” and the applicable Payment clause included in this contract.

(b) Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests electronically using the Department of Treasury Invoice Processing Platform (IPP) or successor system. Information regarding IPP, including IPP Customer Support contact information, is available at www.ipp.gov or any successor site.

(c) The Contractor may submit payment requests using other than IPP only when the Contracting Officer authorizes alternate procedures in writing in accordance with HHS procedures.

(d) If alternate payment procedures are authorized, the Contractor shall include a copy of the Contracting Officer's written authorization with each payment request.

(End of Clause)

G.5.1	INVOICE ELEMENTS

a.	The Contractor agrees to include (as a minimum) the following information on each invoice:
i.	Contractor’s Name & Address
ii.	Contractor’s Tax Identification Number (TIN)
iii.	Contract Number
iv.	Invoice Number
v.	Invoice Date
vi.	Contract Line Item Number (CLIN)
vii.	Requisition number associated with each CLIN
viii.	Quantity
ix.	Unit Price & Extended Amount for each line item
x.	Total Amount of Invoice
xi.	Name, title and telephone number of person to be notified in the event of a defective invoice
xii.	Payment Address

b.	The invoice shall be signed by a person authorized to bind the Contractor.
c.	The Contractor shall not submit an invoice prior to delivery of goods or services.
d.

The Contractor shall include the following certification at the bottom of the payment request: “I hereby certify that the salaries billed in this payment request are in compliance with the current HHS Salary Rate Limitation Provisions in Section I of the contract.”

G.5.2	ELECTRONIC INVOICING AND PAYMENT REQUIREMENTS – INVOICE PROCESSING PLATFORM (IPP)

●	All Invoice submissions for goods and or services delivered to facilitate payments must be made electronically through the U.S. Department of Treasury’s Invoice Processing Platform System (IPP).
●

Invoice Submission for Payment means any request for contract financing payment or invoice payment by the Contractor. To constitute a proper invoice, the payment request must comply with the requirements identified in the applicable Prompt Payment clause included in the contract, or the clause 52.212-4 Contract Terms and Conditions – Commercial Items included in commercial items contracts. The IPP website address is: https://www.ipp.gov.

●

The Agency will enroll the Contractors new to IPP. The Contractor must follow the IPP registration email instructions for enrollment to register the Collector Account for submitting invoice requests for payment. The Contractor Government Business

●

Point of Contact (as listed in SAM) will receive Registration email from the Federal Reserve Bank of St. Louis (FRBSTL) within 3 – 5 business days of the contract award for new contracts or date of modification for existing contracts.

o

Registration emails are sent via email from ipp.noreply@mail.eroc.twai.gov. Contractor assistance with enrollment can be obtained by contacting the IPP Production Helpdesk via email to IPPCustomerSupport@fiscal.treasury.gov or phone (866) 973-3131.

o

The Contractor POC will receive two emails from IPP Customer Support, the first email contains the initial administrative IPP User ID. The second email, sent within 24 hours of receipt of the first email, contains a temporary password. You must log in with the temporary password within 30 days.

●	If your company is already registered to use IPP, you will not be required to re-register.
●

If the Contractor is unable to comply with the requirement to use IPP for submitting invoices for payment as authorized by HHSAR 332.7002, a written request must be submitted to the Contracting Officer to explain the circumstances that require the authorization of alternate payment procedures.

Additional Administration for Strategic Preparedness and Response (ASPR) requirements:

(i) The contractor shall submit monthly invoices under this contract unless otherwise agreed upon by all parties. For indefinite delivery and blanket purchase agreement vehicles, separate invoices must be submitted for each order.

(ii) Invoices must break-out price/cost by contract line item number (CLIN) as specified in the pricing section of the contract.

(iii) Invoices must include the Unique Entity ID of the Contractor.

(iv) Invoices that include time and materials or labor hours CLINS must include supporting documentation to (1) substantiate the number of labor hours invoiced for each labor category, and (2) substantiate material costs incurred (when applicable).

(v) Invoices that include cost-reimbursement CLINs must be submitted in a format showing expenditures for that month, as well as contract cumulative amounts. At a minimum the following cost information shall be included, in addition to supporting documentation to substantiate costs incurred.

●	Direct Labor - include all persons, listing the person's name, title, number of hours worked, hourly rate, the total cost per person and a total amount for this category;
●	Indirect Costs (i.e., Fringe Benefits, Overhead, General and Administrative, Other Indirects)- show rate, base and total amount;
●	Consultants (if applicable) - include the name, number of days or hours worked, daily or hourly rate, and a total amount per consultant;
●

Travel - include for each airplane or train trip taken the name of the traveler, date of travel, destination, the transportation costs including ground transportation shown separately and the per diem costs. Other travel costs shall also be listed;

●	Subcontractors (if applicable) - include, for each subcontractor, the same data as required for the prime Contractor;
●	Other Direct Costs - include a listing of all other direct charges to the contract, i.e., office supplies, telephone, duplication, postage; and
●	Fee – amount as allowable in accordance with the Schedule and FAR 52.216-8 if applicable.

G.6.	REIMBURSEMENT OF COST

The Government shall reimburse the Contractor the cost determined by the Contracting Officer to be allowable (hereinafter referred to as allowable cost) in accordance with FAR Clause 52.216-7, Allowable Cost and Payment incorporated by reference in Section I, Contract Clauses, of this contract, and FAR Subpart 31.2. Examples of allowable costs include, but are not limited to, the following:

a.	All direct materials and supplies that are used in performing the work provided for under the contract, including those purchased for subcontracts and purchase orders.

b.	All direct labor, including supervisory, that is properly chargeable directly to the contract, plus fringe benefits.

c.	All other items of cost budgeted for and accepted in the negotiation of this basic contract or modifications thereto.

d.

Travel costs including per diem or actual subsistence for personnel while in an actual travel status in direct performance of the work and services required under this contract subject to the following:

1.

Air travel shall be by the most direct route using “air coach” or “air tourist” (less than first class) unless it is clearly unreasonable or impractical (e.g., not available for reasons other than avoidable delay in making reservations, would require circuitous routing or entail additional expense offsetting the savings on fare, or would not make necessary connections).

2.	Rail travel shall be by the most direct route, first class with lower berth or nearest equivalent.
3.

Costs incurred for lodging, meals, and incidental expenses shall be considered reasonable and allowable to the extent that they do not exceed on a daily basis the per diem rates set forth in the Federal Travel Regulation (FTR).

4.	Travel via privately owned automobile shall be reimbursed at not more than the current General Services Administration (GSA) FTR established mileage rate.

G.7.	MILESTONE PAYMENTS

Invoicing during the Base Period will occur with the achievement of milestones as agreed to with BARDA. Vaxart will provide substantiation to BARDA and require approval by the Contract Officer and COR ahead of submitting the request for payment to the invoicing system.

The table below outlines the payments under the fixed price to be made based on specific milestones.

Assay Development & Qualification	• Assay Development Report • Assay Qualification Report	[***] [***]
Lab Kits	• Purchase orders issued • Supplies received. Invoice from Vendors	[***] [***]
Analytical Lab - Outsourced Selection	• Selected analytical lab provided to BARDA	[***]
Statistician	• Agreement with SOW	[***]
WBS 1.3 Clinical **Additional staff and resources applied for the period of performance**		
Clinical Team	• Kick-Off Meeting Minutes	[***]
Clinical Protocol Development	• Protocol Synopsis • Clinical Trial Protocol	[***] [***]
eCRF Development	• eCRF Form	[***]
Site Selection • Feasibility, qualification, start-up • Site Visits	[***] [***]	[***] [***]
Comparator Vaccine • Order issued - deposit • Order received	PO issued to supplier Invoice for delivered vaccine	[***] [***]
Subcontractor Selection • Subcontractor Visits • Vendor Budget Analysis • Proposal Evaluation Approved Subcontractors	Invoiced Monthly / Completed Visits Vendor Budget Analysis Subcontractor Evaluation Report List of Approved Subcontractors	[***] [***] [***]
Data Safety Monitoring Board • DSMB Established • Conduct Meetings • Recommendations reviewed, accepted, & implemented. • Travel, 1 Meeting	• List of members & qualifications to BARDA for review • Meeting Minutes •BARDA approval • Meeting Minutes	[***] [***] [***] [***]

G.8.	POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

Contractor Performance Evaluations

Interim and final evaluations of Contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, an interim evaluation shall be submitted annually.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer whose decision will be final.

Copies of the evaluations, Contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://www.cpars.csd.disa.mil/cparsmain.htm

The registration process requires the Contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the Contractor will be required to identify an alternate contact that will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

CPARS Point of Contact

Name: Sean Tucker

Title: Deputy Principal Investigator

Phone Number: 650-550-3500

Email Address: stucker@vaxart.com

G.9.	CONTRACT COMMUNICATIONS/CORRESPONDENCE (JULY 1999)

The Contractor shall identify all correspondence, reports, and other data pertinent to this contract by imprinting the contract number from Page 1 of the contract.

G.10.	GOVERNMENT PROPERTY

Any material/property generated in the course of this contract’s performance or purchased with government funds is considered government material/property.

Section H – Special Contract Requirements

H.1	CLINICAL AND NON-CLINICAL TERMS OF AWARD

BARDA has a responsibility to obtain documentation concerning mechanisms and procedures that are in place to protect the safety of participants and animals in BARDA funded clinical trials and non-clinical studies. Therefore, the Contractor shall develop a protocol for each clinical trial and non-clinical study funded under this contract and submit all such protocols and protocol amendments to the Contracting Officer’s Representative (COR) for evaluation and comment.

Approval by the COR is required before work under a protocol may begin. The COR comments will be forwarded to the Contractor within ten (10) business days. The Contractor must address, in writing, all concerns (e.g. study design, safety, regulatory, ethical, and conflict of interest) noted by the COR.

If the draft protocols are to be submitted to the FDA, the COR review shall occur before submission, pursuant to the terms set forth by Section F.2 of this contract. The Contractor shall revise their protocols to address BARDA’s concerns and recommendations prior to FDA submission. The Contractor must provide BARDA with a copy of FDA submissions, within the time frame set forth by Section F.2 of this contract.

Execution of clinical and non-clinical studies requires written authorization from the Government. The Government will provide written authorization to the Contractor upon either 1) receiving documentation in which all COR comments have been satisfactorily addressed; or 2) receiving documentation that the FDA has reviewed and commented on the protocol.

The Government shall have unlimited rights to all protocols, data resulting from execution of these protocols, and final reports funded by BARDA under this contract, as set forth in the FAR clauses referenced in PART II of this contract. The Government reserves the right to request that the Contractor provide any contract deliverable in a non-proprietary form to ensure the Government has the ability to review and distribute the deliverables as the Government deems necessary. Important information regarding performing human subject research is available at https://www.niaid.nih.gov/research/clinical-research.

Any updates to technical reports are to be addressed in the Monthly and Annual Progress Reports. The Contractor shall advise the Contracting Officer’s Representative or designee in writing and via electronic communication in a timely manner of any issues potentially affecting contract performance.

1.	Non-Clinical Terms of Award

This contract does not involve the use of animals.

2.	Clinical Terms of Award

These Clinical Terms of Award detail an agreement between the Government and the Contractor; they apply to all grants and contracts that involve clinical research.

BARDA shall have unlimited rights to all protocols, data generated from the execution of these protocols, and final reports, funded by BARDA under this contract, as defined in Rights in Data Clause in FAR 52.227-14. BARDA reserves the right to request that the Contractor provide any contract deliverable in a without any restrictive legends to ensure BARDA has the ability to review and distribute the deliverables, as BARDA deems necessary.

a. Safety and Monitoring Issues

i. Institutional Review Board or Independent Ethics Committee Approval

Within 30 days of award and then with the annual progress report, the Contractor must submit to the COR a copy of the current IRB-or IEC-approved informed consent document, documentation of continuing review and approval and the OHRP federal wide assurance number for the institution or site.

If other institutions are involved in the research (e.g., a multicenter clinical trial or study), each institution’s IRB or IEC must review and approve the protocol. They must also provide BARDA initial and annual documentation of continuing review and approval, including the current approved informed consent document and federal wide number.

The Contractor must ensure that the application as well as all protocols is reviewed by their IRB or IEC.

To help ensure the safety of participants enrolled in BARDA-funded studies, the Contractor must provide the COR copies of documents related to all major changes in the status of ongoing protocols, including the following:

●	All amendments or changes to the protocol, identified by protocol version number, date, or both and dates it is valid.

●	All changes in informed consent documents, identified by version number, dates, or both and dates it is valid.

●	Termination or temporary suspension of patient accrual.

●	Termination or temporary suspension of the protocol.

●	Any change in IRB approval.

●	Any other problems or issues that could affect the participants in the studies.

The Contractor must notify the COR and CO of any of the above changes within five (5) working days by email or fax, followed by a letter signed by the institutional business official, detailing notification of the change of status to the local IRB and a copy of any responses from the IRB or IEC.

If a clinical protocol has been reviewed by an institutional biosafety committee (IBC) or the NIH Recombinant DNA Advisory Committee (RAC), the Contractor must provide information about the initial and ongoing review and approval, if any. See the NIH Guidelines for Research Involving Recombinant DNA Molecules.

ii. Data and Safety Monitoring Requirements

BARDA strongly recommends independent safety monitoring for clinical trials of investigational drugs, devices, or biologics; clinical trial of licensed products; and clinical research of any type involving more than minimal risk to volunteers. Independent monitoring can take a variety of forms. Phase III clinical trials must be reviewed by an independent data and safety monitoring board (DSMB); other trials may require DSMB oversight as well. The Contractor shall inform BARDA of any upcoming site visits and/or audits of CRO facilities funded under this effort. BARDA reserves the right to accompany the Contractor on site visits and/or audits of CROs as BARDA deems necessary.

A risk is minimal where the probability and magnitude of harm or discomfort anticipated in the proposed research and not greater than those ordinarily encountered in daily life or during the performance of routine physical or psychological examinations or tests. For examples, the risk of drawing a small amount of blood from a healthy individual for research purposes is no greater than the risk of doing so as part of a routine physical examination (45 CFR 46.102I).

Final decisions regarding the type of monitoring to be used must be made jointly by BARDA and the Contractor before enrollment starts. Discussions with the responsible BARDA Project Officer regarding appropriate safety monitoring and approval of the final monitoring plan by BARDA must occur before patient enrollment begins and may include discussions about the appointment of one of the following.

■

Independent Safety Monitor – a physician or other appropriate expert who is independent of the study and available in real time to review and recommend appropriate action regarding adverse events and other safety issues.

■	Independent Monitoring Committee (IMC) or Safety Monitoring Committee (SMC) – a small group of independent investigators and biostatisticians who review data from a particular study.

■

Data and Safety Monitoring Board – an independent committee charged with reviewing safety and trial progress and providing advice with respect to study continuation, modification, and termination. The Contractor may be required to use an established BARDA DSMB or to organize an independent DSMB. All phase III clinical trials must be reviewed by a DSMB; other trials may require DSMB oversight as well. Please refer to: NIAID Principles for Use of a Data and Safety Monitoring Board (DSMB) For Oversight of Clinical Trials Policy

When a monitor or monitoring board is organized, a description of it, its charter or operating procedures (including a proposed meeting schedule and plan for review of adverse events), and roster and curriculum vitae from all members must be submitted to and approved by the COR before enrollment starts. The Contractor will also ensure that the monitors and board members report any conflicts of interest and the Contractor will maintain a record of this. The Contractor will share conflict of interest reports with the CO and COR.

Additionally, the Contractor must submit written summaries of all reviews conducted by the monitoring group to the BARDA within thirty (30) days of reviews or meetings.

iii. BARDA Protocol Review Process Before Patient Enrollment Begins

The COR has a responsibility to ensure that mechanisms and procedures are in place to protect the safety of participants in BARDA-supported clinical trials. Therefore, before patient accrual or participant enrollment, the Contractor must ensure the following (as applicable) are in place at each participating institution, prior to patient accrual or enrollment:

●	IRB- or IEC-approved clinical research protocol identified by version number, date, or both, including details of study design, proposed interventions, patient eligibility, and exclusion criteria.
●	Documentation of IRB or IEC approval, including OHRP federal wide number, IRB or IEC registration number, and IRB and IEC name.
●	IRB- or IEC- approved informed consent document, identified by version number, date, or both and dates it is valid.
●	Plans for the management of side effects.
●	Procedures for assessing and reporting adverse events.
●	Plans for data and safety monitoring (see above) and monitoring of the clinical study site, pharmacy, and laboratory.
●	Documentation that the Contractor and all study staff responsible for the design or conduct of the research have received training in the protection of human subjects.

Documentation to demonstrate that each of the above items are in place shall be submitted to the COR) for evaluation and comment in conjunction with the protocol. Execution of clinical studies requires written authorization from the COR in accordance with this Section of this contract.

iv. Investigational New drug or Investigational Device Exemption Requirements

Consistent with federal regulations, clinical research projects involving the use of investigational therapeutics, vaccines, or other medical interventions (including licensed products and devices for a purpose other than that for which they were licensed) in humans under a research protocol must be performed under a Food and Drug Administration (FDA) investigational new drug (IND) or investigational device exemption (IDE).

Exceptions must be granted in writing by FDA. If the proposed clinical trial will be performed under an IND or IDE, the Contractor must provide BARDA with the name and institution of the IND or IDE sponsor, the date the IND or IDE was filed with FDA, the FDA IND or IDE number, any written comments from FDA, and the written responses to those comments.

Unless FDA notifies Contractor otherwise, The Contractor must wait thirty (30) calendar days from FDA receipt of an initial IND or IDE application before initiating a clinical trial.

The Contractor must notify BARDA if the FDA places the study on clinical hold and provide BARDA any written comments from FDA, written responses to the comments, and documentation in writing that the hold has been lifted. The Contractor must not use grant or contract funds during a clinical hold to fund clinical studies that are on hold. The Contractor must not enter into any new financial obligations related to clinical activities for the clinical trial on clinical hold.

v. Required Time-Sensitive Notification

Under an IND or IDE, the sponsor must provide FDA safety reports of serious adverse events. Under these Clinical Terms of Award, the Contractor must submit copies to the responsible Contracting Officer’s Representative (COR) as follows:

i.	Expedited safety report of unexpected or life-threatening experience or death:

A copy of any report of unexpected or life-threatening experience or death associated with the use of an IND drug, which must be reported to FDA by telephone or fax as soon as possible but no later than seven (7) days after the IND sponsor’s receipt of the information, must be submitted to the COR within 24 hours of FDA notification.

ii.

Expedited safety reports of serious and unexpected adverse experiences: A copy of any report of unexpected and serious adverse experience associated with use of an IND drug or any finding from tests in laboratory animals that suggests a significant risk for human subjects, which must be reported in writing to FDA as soon as possible but no later than 15 days after the IND sponsor’s receipt of the information, must be submitted to the COR within 24 hours of FDA notification. For medical devices, adverse events should be reported under the MedWatch (MDR) program with reporting timelines of 5 days for serious adverse events or 30 days for reportable events.

iii.	IDE reports of unanticipated adverse device effect:

A copy of any reports of unanticipated adverse device effect submitted to FDA must be submitted to the COR within 24 hours of FDA notification.

iv.	Expedited safety reports: Sent to the COR concurrently with the report to FDA.

v.	Other adverse events documented during the course of the trial should be included in the annual IND or IDE report and reported to BARDA annually.

In case of problems or issues, the Contracting Officer’s Representative will contact the Contractor within ten (10) business days by email or fax, followed within thirty (30) calendar days by an official letter to the Contractor’s Project Manager, with a copy to the institutions’ office of sponsored programs, listing issues and appropriate actions to be discussed.

vi.	Safety reporting for research not performed under an IND or IDE.

Final decisions regarding ongoing safety reporting requirements for research not performed under an IND or IDE must be made jointly by the Contracting Officer’s Representative and the Contractor.

H.2.	PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4(b) (December 2015)

a.

The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor's current federal wide Assurance of Compliance on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance.

b.

The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. The Contractor shall not deem anything in this contract to constitute the Contractor or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever, as the agent or employee of the Government. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent contractor without imputing liability on the part of the Government for the acts of the Contractor or its employees.

c.

Contractors involving other agencies or institutions in activities considered to be engaged in research involving human subjects must ensure that such other agencies or institutions obtain their own FWA if they are routinely engaged in research involving human subjects or ensure that such agencies or institutions are covered by the Contractors' FW’ via designation as agents of the institution of via individual investigator agreements (see OHRP website at: http://www.hhs.gov/ohrp/policy/guidanceonalternativetofwa.pdf - PDF).

d.

If at any time during the performance of this contract, the Contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part.

H.3.	HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable Federal, State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP- approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263(formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self-designated form provided that it contains the information required by the "Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption", Form OMB No. 0990-0263 (formerly Optional Form 310).

H.4.	RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-1 and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and http://grants1.nih.gov/grants/guide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts ("Guide") Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-1(b) and (c), or ensure HHS access to those records, if maintained by an entity other than the Contractor.

H.5.	REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in BARDA funded programs should report such matters to the HHS Inspector General's Office in writing or on the Inspector General's Hotline. The toll free number is 1- 800-HHS-TIPS (1-800- 447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services TIPS HOTLINE

P.O. Box 23489 Washington, D.C. 20026

H.6.	PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The Contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the Contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

H.7.	IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (DHHS). DHHS reserves the right to review any other data determined by DHHS to be relevant to this contract. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

H.8.	EXPORT CONTROL NOTIFICATION

Contractors are responsible for ensuring compliance with all export control laws and regulations that may be applicable to the export of and foreign access to their proposed technologies. Contractors may consult with the Department of State with any questions regarding the International Traffic in Arms Regulation (ITAR) (22 CRF Parts 120-130) and /or the Department of Commerce regarding the Export Administration Regulations (15 CRF Parts 730-774).

H.9.	CONFLICT OF INTEREST

The Contractor represents and warrants that, to the best of the Contractor's knowledge and belief, there are no relevant facts or circumstances which could give rise to an organizational conflict of interest, as defined in FAR 2.101 and Subpart 9.5, and that the Contractor has disclosed all such relevant information. Prior to commencement of any work, the Contractor agrees to notify the Contracting Officer promptly that, to the best of its knowledge and belief, no actual or potential conflict of interest exists or to identify to the Contracting Officer any actual or potential conflict of interest the firm may have. In emergency situations, however, work may begin but notification shall be made within five (5) working days. The Contractor agrees that if an actual or potential organizational conflict of interest is identified during performance, the Contractor shall promptly make a full disclosure in writing to the Contracting Officer. This disclosure shall include a description of actions which the Contractor has taken or proposes to take, after consultation with the Contracting Officer, to avoid, mitigate, or neutralize the actual or potential conflict of interest. The Contractor shall continue performance until notified by the Contracting Officer of any contrary action to be taken. Remedies include termination of this contract for convenience, in whole or in part, if the Contracting Officer deems such termination necessary to avoid an organizational conflict of interest. If the Contractor was aware of a potential organizational conflict of interest prior to award or discovered an actual or potential conflict after award and did not disclose it or misrepresented relevant information to the Contracting Officer, the Government may terminate the contract for default, debar the Contractor from Government contracting, or pursue such other remedies as may be permitted by law or this contract.

H.10.	NEEDLE DISTRIBUTION

The Contractor shall not use contract funds to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

H.11.	RESTRICTION ON ABORTIONS

The Contractor shall not use contract funds for any abortion.

H.12.	CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term "human embryo or embryos" includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

H.13.	DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

H.14.	ACCESS TO DOCUMENTATION/DATA

The Government shall have physical and electronic access to all documentation and data generated under this contract, including: all data documenting Contractor performance; all data generated; all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Contractor commitments and responses. Contractor shall provide the Government with an electronic copy of all correspondence and submissions to the FDA within 5 business days of receipt. The Government shall acquire unlimited rights to all data funded or furnished without proprietary restrictions under this contract in accordance with FAR Subpart 27.4 and FAR Clause 52.227-14.

H.15.	EPA ENERGY STAR REQUIREMENTS

In compliance with Executive Order 12845 (requiring Agencies to purchase energy efficient computer equipment), all microcomputers, including personal computers, monitors, and printers that are purchased using Government funds in performance of a contract shall be equipped with or meet the energy efficient low-power standby feature as defined by the EPA Energy Star program unless the equipment always meets EPA Energy Star efficiency levels. The microcomputer, as configured with all components, must be Energy Star compliant.

This low-power feature must already be activated when the computer equipment is delivered to the agency and be of equivalent functionality of similar power managed models. If the equipment will be used on a local area network, the vendor must provide equipment that is fully compatible with the network environment. In addition, the equipment will run commercial off-the-shelf software both before and after recovery from its energy conservation mode.

H.16.	ACKNOWLEDGMENT OF FEDERAL FUNDING

Contractors funded with Federal dollars, in whole or in part, shall acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. This requirement is in addition to the continuing requirement to provide an acknowledgment of support and disclaimer on any publication reporting the results of a contract funded activity.

Publication and Publicity (Not Including Press Releases)

No information related to data obtained under this contract shall be released or publicized without providing BARDA with at least thirty (30) days advanced notice and an opportunity to review the proposed release or publication.

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in Section I of this contract, Contractors are required to state:

(1)	The percentage and dollar amounts of the total program or project costs financed with Federal money and;

(2)

The percentage and dollar amount of the total costs financed by non-governmental sources. For purposes of this contract “publication” is defined as an issue of printed material offered for distribution or any communication or oral presentation of information, including any manuscript or scientific meeting abstract. Any publication containing data generated under this contract must be submitted for BARDA review no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstracts before submission for public presentation or publication. Contract support shall be acknowledged in all such publications substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response (ASPR); Biomedical Advanced Research and Development Authority (BARDA), under Contract No. (to be inserted upon award).”

Press Releases

Misrepresenting contract results or releasing information that is injurious to the integrity of BARDA may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. With the exception of ad-hoc press releases required by applicable law or regulations, the Contractor shall ensure that the COR has received an advance copy of any press release related to the contract not less than two (2) business days prior to the issuance of the press release.

The Contractor shall acknowledge the support of the Department of Health and Human Service, Administration for Strategic Preparedness and Response, Biomedical Advanced Research and Development Authority, whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response (ASPR); Biomedical Advanced Research and Development Authority (BARDA), under Contract No.”

H.17.	PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES AND HHSAR 352.203-70 ANTI-LOBBYING (December 2015)

Pursuant to the HHS annual appropriations acts, except for normal and recognized executive- legislative relationships, the Contractor shall not use any HHS contract funds for:

(a)	Publicity or propaganda purposes;

(b)

The preparation, distribution, or use of any kit, pamphlet, booklet, publication, electronic communication, radio, television, or video presentation designed to support or defeat the enactment of legislation before the Congress or any State or local legislature or legislative body, except in presentation to the Congress or any state or local legislature itself; or designed to support or defeat any proposed or pending regulation, administrative action, or order issued by the executive branch of any state or local government, except in presentation to the executive branch of any state or local government itself; or

(c)

Payment of salary or expenses of the Contractor, or any agent acting for the Contractor, related to any activity designed to influence the enactment of legislation, appropriations, regulation, administrative action, or Executive order proposed or pending before the Congress or any state government, state legislature or local legislature or legislative body, other than for normal and recognized executive-legislative relationships or participation by an agency or officer of a state, local, or tribal government in policymaking and administrative processes within the executive branch of that government.

(d)

The prohibitions in subsections (a), (b), and (c) above shall include any activity to advocate or promote any proposed, pending, or future federal, state, or local tax increase, or any proposed, pending, or future requirement for, or restriction on, any legal consumer product, including its sale or marketing, including, but not limited to, the advocacy or promotion of gun control.

H.18.	LABORATORY LICENSE REQUIREMENTS

The Contractor shall comply with all applicable requirements of Section 353 of the Public Health Service Act (Clinical Laboratory Improvement Act as amended) (42 U.S.C. 263a and 42 CFR Part 493). This requirement shall also be included in any subcontract for services under the contract.

H.19.	QUALITY ASSURANCE (QA) AUDIT REPORTS

BARDA reserves the right to participate in QA audits as related to activities funded under this contract. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to BARDA. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

●	Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.
●	Contractor shall notify the COR and CO within five (5) business days of report completion.

H.20.	BARDA AUDITS

Contractor shall accommodate periodic or reasonable ad hoc site visits during normal business hours by the Government with forty- eight (48) hours advance notice. If the Government, the Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the Government.

●	If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and corrective action(s) within 10 business days of the audit.

●	COR and CO will review the report and provide a response to the Contractor with ten (10) business days.

●	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

H.21.	RESTRICTION ON EMPLOYMENT OF UNAUTHORIZED ALIEN WORKERS

The Contractor shall not use contract funds to employ workers described in Section 274A (h)(3) of the Immigration and National Act, which reads as follows:

“(3) Definition of unauthorized alien – As used in this Section, the term ‘unauthorized alien’ with respect to the employment of an alien at a particular time, that the alien is not at that time either an alien lawfully admitted for permanent residence, or (B) authorized to be so employed by this Act or by the Attorney General.”

H.22.	NOTIFICATION OF CRITICAL PROGRAMMATIC CONCERNS, RISKS, OR POTENTIALRISKS

If any action occurs that creates a cause for critical programmatic concern, risk, or potential risk to BARDA or the Contractor and Incident Report shall be delivered to BARDA.

●	Within 48 hours of activity or incident or within 24 hours for a security related activity or incident, Contractor must notify BARDA.

●	Additional updates due to COR and CO within 48 hours of additional developments.

●	Contractor shall submit within 5 business days a Corrective Action Plan (if deemed necessary by either party) to address any potential issues.

If corrective action is deemed necessary, Contractor must address in writing, its consideration of concerns raised by BARDA within 5 business days.

H.23.	DISSEMINATION OF INFORMATION (May 2004)

Other than scientific and technical Sections for which the contractor can assert a copyright under FAR Clause 52.227-14 I no information related to data obtained under this contract shall be released or publicized without the prior written consent of the Contracting Officer. In the event that the contractor seeks to publicize data through a scientific or technical Section, the contractor shall provide BARDA, through the COR, with a minimum of thirty (30) business days to review the Section prior to publication.

H.24.	MANUFACTURING STANDARDS

The Good Manufacturing Practice Regulations (GMP)(21 CFR Parts 820) will be the standard to be applied for manufacturing, processing, packaging, storage and delivery of this product.

If at any time during the life of the contract, the Contractor fails to comply with GMP in the manufacturing, processing, packaging, storage, stability and other testing of the manufactured drug substance or product and delivery of this product and such failure results in a material adverse effect on the safety, purity or potency of the product (a material failure) as identified by the FDA, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If, within the thirty (30) calendar day period, the Contractor fails to take such an action to the satisfaction of the Government Project Officer, or fails to provide a remediation plan that is acceptable to the COR, then the contract may be terminated.

H.25.	IN-PROCESS REVIEW

In Process Reviews (IPR) will be conducted at the discretion of the Government to discuss the progression of the milestones. The Government reserves the right to revise the milestones and budget pending the development of the project. Deliverables such as an overall project summary report and/or slides will be required when the IPRs are conducted. The Contractor’s success in completing the required tasks under each work segment must be demonstrated through the Deliverables and Milestones specified under Section F. Those deliverables will constitute the basis for the Government’s decision, at its sole discretion, to proceed with the work segment, or institute changes to the work segment, or terminate the work segment.

IPRs may be scheduled at the discretion of the Government to discuss progression of the contract. The Contractor shall provide a presentation following a prescribed template which will be provided by the Government at least 30 business days prior to the IPR. Subsequently, the contractor will be requested to provide a revised/final presentation to the Contracting Officer at least 10 business days prior to the IPR.

H.26.	HUMAN SUBJECTS

The Contractor shall submit all human clinical protocols and informed consent documents to BARDA for review and comment prior to submission to another entity.

Research involving human subjects shall not be conducted under this contract until the study protocol has been approved by the Department of Health and Human Services, written notice of such approval has been provided by the CO, and the Contractor has provided to the CO a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the protocol. The human subject certification can be met by submission of the Contractor’s self-designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

When research involving Human Subjects will take place at collaborating sites or other performance sites, the Contractor shall obtain, and keep on file, a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310) certifying IRB review and approval of the research.

For any resultant award involving human subjects engaged in biomedical, behavioral, clinical, or other research, in which identifiable, sensitive information is collected or used, the Contractor shall protect the privacy of individuals who are subjects of such research in accordance with subsection 301(d) of the Public Health Service (PHS) Act (42 U.S.C. 241).

H.27.	SHARING RESEARCH DATA

The Contractor’s data sharing plan, due date to be determined at contract award, is hereby incorporated by reference. The Contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

BARDA endorses the sharing of final research data to serve health. This contract is expected to generate research data that must be shared with the public and other researchers.

BARDA recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS- published documentation on the Health Information Privacy at http://www.hhs.gov/ocr/privacy/index.html). The rights and privacy of people who participate in BARDA- funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

H.28.	CONTINUED BAN ON FUNDING ABORTION AND CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH, HHSAR 352.270-13 (December 2015)

a.	The Contractor shall not use any funds obligated under this contract for any abortion.
b.	The Contractor shall not use any funds obligated under this contract for the following:

i.	The creation of a human embryo or embryos for research purposes; or
ii.

Research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury of death greater than that allowed for research on fetuses in utero under 45 CFR part 46 and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)).

c.

The term ``human embryo or embryos’’ includes any organism, not protected as a human subject under 45 CFR part 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes of human diploid cells.

d.	The Contractor shall not use any Federal funds for the cloning of human beings.

H.29.	PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM ASPR FUNDED RESEARCH

All ASPR-funded investigators shall submit to the NIH National Library of Medicine’s (NLM) PubMed Central (PMC) an electronic version of the author’s final manuscript, upon acceptance for publication, of any peer- reviewed scientific publications resulting from research supported in whole or in part with Federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response. ASPR defines the author’s final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and ASPR. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

H.30.	INSTITUTIONAL RESPONSIBILITY REGARDING CONFLICTING INTERESTS OF INVESTIGATORS

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that investigators (defined as the principal investigator and any other person who is responsible for the design, conduct, or reporting of research funded under BARDA contracts) will not be biased by any conflicting financial interest. 45 CFR Part 94 is available at the following Web site:

https://www.ecfr.gov/cgi-bin/text-idx?tpl=/ecfrbrowse/Title45/45cfr94_main_02.tpl

As required by 45 CFR Part 94, the Contractor shall, at a minimum:

a.

Maintain a written, enforceable policy on conflict of interest that complies with 45 CFR Part 94 and inform each investigator of the policy, the investigator’s reporting responsibilities, and the applicable regulations. The Contractor must take reasonable steps to ensure that investigators working as collaborators or subcontractors comply with the regulations.

b.

Designate an official(s) to solicit and review financial disclosure statements from each investigator participating in BARDA- funded research. Based on established guidelines consistent with the regulations, the designated official(s) must determine whether a conflict of interest exists, and if so, determine what actions should be taken to manage, reduce, or eliminate such conflict. A conflict of interest exists when the designated official(s) reasonably determines that a Significant Financial Interest could directly and significantly affect the design, conduct, or reporting of the BARDA-funded research. The Contractor may require the management of other conflicting financial interests in addition to those described in this paragraph, as it deems appropriate. Examples of conditions or restrictions that might be imposed to manage actual or potential conflicts of interests are included in 45 CFR Part 94, under Management of Conflicting Interests.

c.	Require all financial disclosures to be updated during the period of the award, either on an annual basis or as new reportable Significant Financial Interests are obtained.

d.

Maintain records, identifiable to each award, of all financial disclosures and all actions taken by the Contractor with respect to each conflicting interest 3 years after final payment or, where applicable, for the other time periods specified in 48 CFR Part 4, subpart 4.7, Contract Records Retention.

e.	Establish adequate enforcement mechanisms and provide for sanctions where appropriate.

If a conflict of interest is identified, the Contractor shall report to the Contracting Officer, the existence of the conflicting interest found. This report shall be made and the conflicting interest managed, reduced, or eliminated, at least on a temporary basis, within sixty (60) days of that identification.

If the failure of an investigator to comply with the conflict of interest policy has biased the design, conduct, or reporting of the BARDA-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will take appropriate action or refer the matter to the Contractor for further action, which may include directions to the Contractor on how to maintain appropriate objectivity in the funded research.

The Contracting Officer may at any time inquire into the Contractor’s procedures and actions regarding conflicts of interests in BARDA-funded research, including a review of all records pertinent to compliance with 45 CFR Part

94. The Contracting Officer may require submission of the records or review them on site. On the basis of this review, the Contracting Officer may decide that a particular conflict of interest will bias the objectivity of the BARDA-funded research to such an extent that further corrective action is needed or that the Contractor has not managed, reduced, or eliminated the conflict of interest. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an investigator with a conflict of interest that was not disclosed or managed, the Contractor must require disclosure of the conflict of interest in each public presentation of the results of the research.

H.31.	FOREIGN TRANSFER OF ASSETS OR TECHNOLOGY

This clause shall remain in effect during the term of the Contract and for five (5) years thereafter.

a.	Definitions

AFFILIATES: Associated business concerns, non-profit organizations, or individuals if, directly or indirectly, (1) either one controls or can control the other; or (2) a third party controls or can control both.

ASSET(S): Tangible or intangible manifestations of technologies having economic value and capable of being conveyed between economic or Governmental entities that is the focus/scope of development by the U.S. Government (“USG”) and Contactor in this Contract.

ASSET(S): Tangible or intangible manifestations of technologies having economic value and capable of being conveyed between economic or Governmental entities that is the focus/scope of development by the U.S. Government (the “USG”) and Contactor in this Contract.

FOREIGN FIRM OR INSTITUTION: A firm or institution organized or existing under the laws of a country other than the United States of America (U.S.), its territories, or possessions. The term includes, for purposes of this Contract, any agency or instrumentality of a foreign government; and firms, institutions or business organizations which are owned or substantially controlled by foreign governments, firms, institutions, or individuals.

TECHNOLOGY: Technical Data, Computer Software, manufactured materials and Subject Inventions funded by the USG under this Contract. Technology also includes contractor know how and personnel expertise, as well as other Assets necessary to assure successful completion of this Contract.

U.S. FIRM OR INSTITUTION: A firm or institution organized or existing under the laws of the United States, its territories, or possessions. The term includes, for purposes of this Contract, any agency or instrumentality of the USG; and firms, institutions or business organizations which are owned or substantially controlled by U.S. citizens, firms, institutions, governmental agencies or individuals.

b.	General

The Parties agree that research findings and technological developments made under this Contract constitute an investment by the USG on behalf of its citizens in the interest of their economic and national health security. These investments are made for the primary benefit of the citizenry of the U.S. with those same benefits potentially accruing to the people of all nations. Therefore, the USG has a fiduciary responsibility to protect the full invested value of the Assets and Technology developed under this Contract. The USG is also cognizant of the duty the Contractor has to its shareholders and other stakeholders with a vested interested in the economic success of the Contractor. At times both parties are aware their respective interests may diverge. Therefore, in the course of conducting business though the Contract, access to technology developments under this Contract by Foreign Firms or Institutions must be carefully considered.

c.	Export Controls

Contractor agrees to comply with all applicable laws regarding export controls and not to export any Asset or Technology to any U.S. embargoed countries.

d.	Post-award Transfer of Ownership of Assets or Technology

The Contractor shall provide notice to the Contracting Officer and COR within three (3) business days of any discussions of a proposed transfer of ownership or establishment of a licensing agreement of any Asset or Technology funded under this Contract from the Contractor to a Foreign Firm or Institution. Notice will also be given within three (3) business days of any discussions of a proposed transfer of operational, corporate, or economic control of Assets and Technology funded under this Contract to Foreign Firms or Institutions. This Article shall not apply to transfers by the Contractor to Affiliated entities of the Contractor, as well as technology transfers for the purposes of manufacturing in accordance with the Statement of Work.

Prior to transferring any Asset funded by the USG under this Contract, the Contractor should carefully review the USG rights under FAR Subpart 42.12 pertaining to Novation, specifically FAR section 42.1204. That provision provides that the USG may recognize a third party assignment only if the transfer of Assets and Technology is determined to be in the USG’s interests. The Contractor should be aware that the USG is under no obligation to recognize a successor in interest. If the Contracting Officer determines that a transfer of Assets and Technology may have adverse consequences to the economic well-being or national health security interests of the U.S., the Contractor, and the Contracting Officer shall jointly endeavor to find alternatives to the proposed transfer which obviate or mitigate potential adverse consequences of the transfer but which may provide substantially equivalent benefits to the Contractor.

In addition to the USG licensing rights to subject inventions and technical data funded under this Contract, see FAR clause 52.227-11 (Patent Rights-Ownership by the Contractor) and FAR Clause 52.227-14 (Rights in Data - General), the USG shall have a first right of refusal for the purchase of the Asset and/or Technology funded under the Contract. The USG may waive this first right of refusal in writing submitted to the Contractor within ninety (90) calendar days of the initial notification to the USG of the Contractor’s intent to conduct any form of Asset or corporate transfer.

Except for transfers to affiliates of the Contractor, including those entities necessary to complete the Statement of Work, the Contractor shall provide written notice to the Contracting Officer and COR of the scheduled transfer to a Foreign Firm or Institution at least ninety (90) calendar days prior to the scheduled date of transfer. Such notice shall cite this Article and shall specifically identify the Asset or Technology proposed for the transfer and the general terms of the transfer. No transfer shall take place without written concurrence from the Contracting Officer.

e.	Transfer to a Prohibited Source

In the event of a transfer of an Asset and/or Technology by the Contractor to a Foreign Firm or Institution which is identified as a Prohibited Source pursuant to Federal Acquisition Regulation Subpart 25.7: (a) the Government may terminate this contract for cause and (b) the license rights to the technical data and subject invention under the relevant FAR IP Clauses (FAR Clause 52.227-11 and FAR Clause 52-227-14) shall survive the termination. Upon request of the USG, the Contractor shall provide written confirmation of such licenses.

f.	Lower Tier Agreements

The Contractor shall include this Article, suitably modified, to identify the Parties, in all subcontracts or lower tier agreements, regardless of tier.

H.32.	CERTIFICATE OF CONFIDENTIALITY

Section 301(d) of the Public Health Service (PHS) Act (42 U.S.C. 241) provides authority to the Secretary of Health and Human Services (Secretary) to protect the privacy of individuals who are the subjects of research by issuing Certificates of Confidentiality to persons engaged in biomedical, behavioral, clinical, or other research, in which identifiable, sensitive information is collected.

Effective July 17, 2023, BARDA will automatically issue a Certificate to all BARDA funded research commenced on or after July 17, 2023, that is within the scope of the BARDA Policy Notice No. BARDA‐CoC‐001‐2023 – Issuing Certificates of Confidentiality (CoC). The Contractor shall protect the privacy of individuals who are subjects of such research in accordance with subsection 301(d) of the PHS Act as a term and condition of the contract. The certificate will not be issued as a separate document.

BARDA considers research in which identifiable, sensitive information is collected or used, to include:

☐ Human subjects research as defined in the Federal Policy for the Protection of Human Subjects (45 CFR 46), including exempt research (except for human subjects' research that is determined to be exempt from all or some of the requirements of 45 CFR 46) if the information obtained is recorded in such a manner that human subjects cannot be identified or the identity of the human subjects cannot readily be ascertained, directly or through identifiers linked to the subjects;

☐ Research involving the collection or use of biospecimens that are identifiable to an individual or for which there is at least a very small risk that some combination of the biospecimen, a request for the biospecimen, and other available data sources could be used to deduce the identity of an individual;

☐ Research that involves the generation of individual level, human genomic data from biospecimens, or the use of such data, regardless of whether the data is recorded in such a manner that human subjects can be identified or the identity of the human subjects can readily be ascertained as defined in the Federal Policy for the Protection of Human Subjects (45 CFR 46); or

☐ Any other research that involves information about an individual for which there is at least a very small risk, as determined by current scientific practices or statistical methods, that some combination of the information, a request for the information, and other available data sources could be used to deduce the identity of an individual, as defined in subsection 301(d) of the Public Health Service Act.

The Contractor shall not:

☐ Disclose or provide, in any Federal, State, or local civil, criminal, administrative, legislative, or other proceeding, the name of such individual or any such information, document, or biospecimen that contains identifiable, sensitive information about the individual and that was created or compiled for purposes of the research, unless such disclosure or use is made with the consent of the individual to whom the information, document, or biospecimen pertains; or

☐ Disclose or provide to any other person not connected with the research the name of such an individual or any information, document, or biospecimen that contains identifiable, sensitive information about such an individual and that was created or compiled for purposes of the research.

The Contractor is permitted to disclose only in below circumstances. The Contractor shall notify the CO as soon as practicable prior to disclosure.

☐ Required by Federal, State, or local laws (e.g., as required by the Federal Food, Drug, and Cosmetic Act, or state laws requiring the reporting of communicable diseases to State and local health departments), excluding instances of disclosure in any Federal, State, or local civil, criminal, administrative, legislative, or other proceeding;

☐ Necessary for the medical treatment of the individual to whom the information, document, or biospecimen pertains and made with the consent of such individual;

☐ Made with the consent of the individual to whom the information, document, or biospecimen pertains; or

☐ Made for the purposes of other scientific research that is in compliance with applicable Federal regulations governing the protection of human subjects in research.

The Contractor shall maintain effective internal controls (e.g., policies and procedures) that provide reasonable assurance that the award is managed in compliance with Federal Statutes and regulations.

The recipient of CoCs shall ensure that any company/institution/individual not funded by BARDA who receives a copy of identifiable, sensitive information protected by a Certificate, understands that they must also comply with the requirements of subsection 301(d) of the Public Health Service Act. The Contractor shall ensure that Subcontractors who receive funds to carry out part of the BARDA award involving information protected by a Certificate understands that they are also required to comply with 301(d) of the Public Health Service Act and the BARDA Policy for Issuing CoCs.

PART II

SECTION I    CONTRACT CLAUSES

To the extent applicable to the work performed by the Contractor under this Contract, this contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text.

I.1.	FAR 52.2522, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. The full text of a clause may be accessed electronically at: http://www.acquisition.gov/far. HHSAR clauses at http://www.hhs.gov/policies/hhsar/subpart352.html

General Clauses for Firm Fixed Price Research and Development Contract

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

Reg	Clause	Date	Clause Title
FAR	52.202-1	Jun 2020	Definitions
FAR	52.203-3	Apr 1984	Gratuities
FAR	52.203-5	May 2014	Covenant Against Contingent Fees
FAR	52.203-6	Jun 2020	Restrictions on Subcontractor Sales to the Government
FAR	52.203-7	Jun 2020	Anti-Kickback Procedures
FAR	52.203-8	May 2014	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity
FAR	52.203-10	May 2014	Price or Fee Adjustment for Illegal or Improper Activity
FAR	52.203-12	Jun 2020	Limitation on Payments to Influence Certain Federal Transactions
FAR	52.203-13	Nov 2021	Contractor Code of Business Ethics and Conduct
FAR	52.203-14	Nov 2021	Display of Hotline Poster(s)
FAR	52.203-17	Jun 2020	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights
FAR	52.203-19	Jan 2017	Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements
FAR	52.204-4	May 2011	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper
FAR	52.204-10	Jun 2020	Reporting Executive Compensation and First-Tier Subcontract Awards
FAR	52.204-13	Oct 2018	System for Award Management Maintenance
FAR	52.204-18	Aug 2020	Commercial and Government Entity Code Maintenance
FAR	52.204-19	Dec 2014	Incorporation by Reference of Representations and Certifications
FAR	52.204-21	Nov 2021	Basic Safeguarding of Covered Contractor Information Systems
FAR	52.204-23	Nov 2021	Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities
FAR	52.204-24	Nov 2021	Representation Regarding Certain Telecommunications and Video Surveillance Services or Equipment
FAR	52.204-25	Nov 2021	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment
FAR	52.204-27	Jun 2023	Prohibition on a ByteDance Covered Application
FAR	52.209-6	Nov 2021	Protecting the Government's Interests When Subcontracting With Offerors Debarred, Suspended, or Proposed for Debarment
FAR	52.209-9	Oct 2018	Updates of Publicly Available Information Regarding Responsibility Matters
FAR	52.209-10	Nov 2015	Prohibition on Contracting with Inverted Domestic Corporations
FAR	52.209-11	FEB 2016	Representation by Corporations Regarding Delinquent Tax Liability or a Felony Conviction under any Federal Law
FAR	52.210-1	Nov 2021	Market Research
FAR	52.215-2	Jun 2020	Audit and Records – Negotiation
FAR	52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format

FAR	52.215-14	Nov 2021	Integrity of Unit Prices
FAR	52.215-19	Oct 1997	Notification of Ownership Changes
FAR	52.217-9	Mar 2000	Option to Extend the Term of the Contract
FAR	52.219-8	Oct 2018	Utilization of Small Business Concerns
FAR	52.219-28	Sep 2021	Post-Award Small Business Program Representation
FAR	52.222-1	Feb 1997	Notice to the Government of Labor Disputes
FAR	52.222-2	July 1990	Payment for Overtime Premiums
FAR	52.222-3	Jun2003	Convict Labor
FAR	52.222-21	Apr 2015	Prohibition of Segregated Facilities
FAR	52.222-26	Sept 2016	Equal Opportunity
FAR	52.222-35	Jun 2020	Equal Opportunity for Veterans
FAR	52.222-36	Jun 2020	Equal Opportunity for Workers with Disabilities
FAR	52.222-37	Jun 2020	Employment Reports on Veterans
FAR	52.222-40	Dec 2010	Notification of Employee Rights Under the National Labor Relations Act
FAR	52.222-50	Nov 2021	Combating Trafficking in Persons
FAR	52.222-54	May 2022	Employment Eligibility Verification
FAR	52.223-6	May 2001	Drug-Free Workplace
FAR	52.223-18	Jun 2020	Encouraging Contractor Policies to Ban Text Messaging While Driving
FAR	52.224-1	Apr 1984	Privacy Act Notification
FAR	52.224-2	Apr 1984	Privacy Act
FAR	52.225-13	Feb 2021	Restrictions on Certain Foreign Purchases
FAR	52.225-25	JUN 2020	Prohibition on Contracting with Entities Engaging in Certain Activities or Transactions Relating to Iran—Representation and Certifications
FAR	52.226-1	Jun 2000	Utilization of Indian Organizations and Indian-Owned Economic Enterprises.
FAR	52.227-1	June 2020	Authorization and Consent, Alternate 1 (APR 1984)
FAR	52.227-2	Jun 2020	Notice and Assistance Regarding Patent and Copyright Infringement
FAR	52.227-11	May 2014	Patent Rights – Ownership by the Contractor
FAR	52.227-14	May 2014	Rights in Data - General
FAR	52.227-16	June 1987	Additional Data Requirements
FAR	52.228-7	Mar 1996	Insurance – Liability to Third Persons
FAR	52.232-9	Apr 1984	Limitation on Withholding of Payments
FAR	52.232-17	May 2014	Interest
FAR	52.232-23	May 2014	Assignment of Claims
FAR	52.232-25	Jan 2017	Prompt Payment
FAR	52.232-33	Oct 2018	Payment by Electronic Funds Transfer--System for Award Management
FAR	52.232-39	Jun 2013	Unenforceability of Unauthorized Obligations
FAR	52.232-40	Nov 2021	Providing Accelerated Payments to Small Business SubOfferors
FAR	52.233-1	May 2014	Disputes
FAR	52.233-3	Aug 1996	Protest After Award
FAR	52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim
FAR	52.242-1	Apr 1984	Notice of Intent to Disallow Costs
FAR	52.242-2	Apr 1991	Production Progress Reports
FAR	52.242-3	Sep 2021	Penalties for Unallowable Costs
FAR	52.242-4	Jan 1997	Certification of Final Indirect Costs
FAR	52.242-13	Jul 1995	Bankruptcy
FAR	52.243-1	Aug 1987	Changes—Fixed-Price
FAR	52.243-6	Apr 1984	Change Order Accounting
FAR	52.243-7	Jan 2017	Notification of Changes
FAR	52.244-2	Jun 2020	Subcontracts, Alternate 1 (Jun 2020)
FAR	52.244-5	Dec 1996	Competition in Subcontracting
FAR	52.244-6	Jan 2022	Subcontracts for Commercial Products and Commercial Services
FAR	52.245-1	Sep 2021	Government Property

FAR	52.245-9	Apr 2012	Use and Charges
FAR	52.246-23	Feb 1997	Limitation of Liability.
FAR	52.246-25	Feb 1997	Limitation of Liability—Services
FAR	52.247-67	Feb 2006	Submission of Transportation Documents for Audit
FAR	52.249-2	Apr2012	Termination for Convenience of the Government (Fixed-Price)
FAR	52.249-9	Apr 1984	Default (Fixed-Price Research and Development)
FAR	52.249-14	Apr 1984	Excusable Delays
FAR	52.253-1	Jan 1991	Computer Generated Forms

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR	352.203-70	Dec 2015	Anti-Lobbying
HHSAR	352.208-70	Dec 2015	Printing and Duplication
HHSAR	352.211-2	Dec 2015	Conference Sponsorship Requests and Conference Materials Disclaimer
HHSAR	352.215-70	Dec 2015	Late Proposals and Revisions
HHSAR	352.216-70	Dec 2015	Additional Cost Principles
HHSAR	352.222-70	Dec 2015	Offeror Cooperation in Equal Employment Opportunity Investigations
HHSAR	352.223-70	Dec 2015	Safety and Health
HHSAR	352.224-70	Dec 2015	Privacy Act
HHSAR	352.224-71	Dec 2015	Confidential Information
HHSAR	352.227-70	Dec 2015	Publications and Publicity
HHSAR	352.233-71	Dec 2015	Litigation and Claims
HHSAR	352.237-75	Dec 2015	Key Personnel
HHSAR	352.270-6	Dec 2015	Restriction on use of Human Subjects
HHSAR	352.270-9	Dec 2015	Non-Discrimination for Conscience

I.2.	ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

This contract incorporates the following clauses in full text. FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

52.217-8 Option to Extend Services (Nov 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 10 days.

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work

2.	Invoice Instructions for Fixed Price Contracts

3.	Financial Report of Individual Project/Contract

4.	Instructions for Completing Financial Report of Individual Project/Contract

5.	Inclusion Enrollment Report

6.	Research Patient Care Costs

7.	BARDA Security Requirements

Biomedical Advanced Research and Development Authority

(BARDA)

Broad Agency Announcement (BAA)

BARDA BAA BAA-18-100-SOL-00003

Advanced Research and Development of Chemical, Biological, Radiological, and

Nuclear Medical Countermeasures

Oral Mucosal Vaccine for SARS-CoV2 Protection

Area of Interest Number 15

Contractual Statement of Work

Dated December 22, 2023

PREAMBLE

Independently, and not as an agent of the government, the contractor shall furnish all necessary services; qualified professional, technical, and administrative personnel; and material, equipment, and facilities not otherwise provided by the government under the terms of this contract, as needed to perform the tasks set forth below.

The government reserves the right to modify the budget, progress, schedule, or milestones to add or delete processes, schedules, or deliverables if the need arises. Because of the nature of this research and development (R&D) contract and the complexities inherent in this and prior programs, at designated milestones the government will evaluate whether work should be redirected or removed, or whether schedule or budget adjustments should be made. The government reserves the right to change the product, process, schedule, or events to add or delete part or all of these elements as the need arises.

Overall Objectives and Scope

The overall objective of this contract is to advance the development of Vaxart’s oral Covid-19 XBB vaccine candidate as a/an tableted prophylactic vaccine for the treatment of SARS-CoV2. The scope of work for this contract encompasses the completion of the planning of and preparation for a phase 2b clinical trial, comparing Vaxart’s oral Covid-19 vaccine Vaxart’s XBB vaccine candidate to an approved mRNA vaccine. It includes program management, analytical development, preparation for a 10,000 patient phase 2b clinical trial, and required regulatory support to achieve these objectives. The major activities will include:

1)	Vaxart, with the support of its external vendors, will develop a full clinical protocol;
2)	Collect, review and complete all relevant regulatory documents;
3)	Complete contract negotiations;
4)	Conduct site qualification visits
•	Resolve any issues to enable an adequate number of clinical sites to conduct the proposed trial
5)	Procure Investigational vaccine and marketed comparator;
6)	Order critical reagents to prepare for starting a clinical trial early in 2024.

7)	Database programming and a draft statistical analysis plan (SAP) will be developed.

8)    The protocol, the SAP, and other key documents will be reviewed with BARDA in real time to ensure concurrence and that start-up can occur on schedule.

9)    Focus will be given to completing and finalizing a Monitoring Plan that is acceptable to BARDA so that full approval is received during the Base Period.

For this contract, Program Management is comprised of the following elements:

●	Project Management
●	Subcontract Management
●	Risk Management
●	Schedule & Budget Management
●	Quality Management
●	Travel

The clinical trial preparation activities for Vaxart’s oral Covid-19 XBB vaccine candidate will progress in specific stages that cover the base performance segment (I) to be labeled Contract Line Item Number (CLIN) 0001. The Scope of Work is broken down into the following four (4) discreet tasks:

1.1	Program Management

Vaxart shall provide the following as outlined below and in the contract deliverables list (Insert Article No.)

1.1.1

The overall management, integration, and coordination of all contract activities, including a technical and administrative infrastructure to ensure the efficient planning, initiation, implementation, and direction of all contract activities;

1.1.2

[***] is the principal investigator (PI) responsible for project management, communication, tracking, monitoring, and reporting on status, progress, and modification to the project requirements and timelines, including projects undertaken by subcontractors. The contract deliverables list identifies all contract deliverables and reporting requirements for this contract;

1.1.3

[***] is the project manager (PM) with responsibility for monitoring and tracking day-to- day progress and timelines; coordinating communication and project activities; costs incurred; and program management. The contract deliverables list identifies all contract deliverables and reporting requirements for this contract;

1.1.4	A BARDA liaison with responsibility for effective communication with the Contracting Officer (CO) and Contracting Officer’s Representative (COR). The liaison may be the PI or PM;

1.1.5

Administrative and legal staff with responsibility for developing compliant subcontracts, consulting, and other legal agreements; ensuring timely acquisition of all proprietary rights, including intellectual property (IP) rights; and reporting all inventions made in the performance of the contract;

1.1.6	Administrative staff with responsibility for financial management and reporting on all activities conducted by the contractor and any subcontractors;

1.1.7	Contract Review Meetings;

1.1.7.1

Vaxart shall participate in regular meetings to coordinate and oversee the contract effort conjointly with the CO and COR. Such meetings may include, but are not limited to, meeting of the contractors and subcontractors to discuss clinical manufacturing progress, product development, product assay development, scale-up manufacturing development, clinical sample assays development, preclinical/clinical study designs and regulatory issues; meetings with individual contractors and other government officials to discuss the technical, regulatory, and ethical aspects of the program; and meetings with technical consultants to discuss technical data provided by the contractor; and

1.1.7.2

Vaxart shall participate in teleconferences every two weeks with the CO and COR to discuss the performance of the contract. Teleconferences or additional face-to-face meetings may be more frequent at the request of the CO.

1.1.8	Integrated Master Schedule (IMS)

1.1.8.1

Within 30 calendar days of the effective date of the contract, the contractor shall submit a first draft of an updated IMS to the CO and COR for review and comment. The IMS shall be incorporated into the contract and will be used to monitor performance of the contract. The contractor shall include the key milestones and Go/No-Go Decision Gates (see 1.1.9.2).

1.1.9	Integrated Master Plan (IMP)

1.1.9.1

Work Breakdown Structure (WBS): Vaxart shall utilize a WBS template agreed upon by the government for reporting on the contract. The contractor shall expand and delineate the Contract Work Breakdown Structure (CWBS) to a level agreed upon by the government as part of their IMP for contract reporting. The CWBS shall be discernable and consistent. The CO may require the contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task.

1.1.9.2

Go/No-Go Decision Gates: The IMP outlines key milestones with “Go/No-Go” decision criteria (entrance and exit criteria for each phase of the project). The project plan should include, but not be limited to, milestones in manufacturing, non-clinical and clinical studies, and regulatory submissions.

1.1.9.3

Project Management Plan: In the management of this contract, Vaxart shall utilize Project Progress Management tools/techniques to track and monitor the cost and schedule of the project. Vaxart and the government agree that at a minimum, the contractor shall utilize the cost and schedule tools/techniques in the contract deliverables list (Insert Article No.)for project management purposes. Vaxart shall submit the project progress management report to the CO and COR on a monthly basis.

1.1.10

Risk Management Plan: Vaxart shall develop a risk management plan within 30 days of contract award highlighting potential problems and/or issues that may arise during the life of the contract; their impact on cost, schedule, and performance; and appropriate remediation plans. This plan shall reference relevant WBS elements where appropriate. Updates to this plan shall be included, at a minimum, on a monthly basis (every month) in the monthly Project Status Report (see 1.1.14).

1.1.11

Deviation Request: During the course of contract performance, in response to a need to change IMS activities as baselined at the PMBR, the contractor shall submit a Deviation Report. This report shall request a change in the agreed upon IMS and timelines. This report shall include: (i) discussion of the rationale/justification for the proposed change; (ii) options for addressing the needed changes from the agreed upon timelines, including a cost-benefit analysis of each option; and (iii) recommendations for the preferred option that includes a full analysis and discussion of the effect of the change on the entire product development program, timelines, and budget.

1.1.12

Monthly and Annual Reports: Vaxart shall deliver Project Status Reports on a monthly basis. The reports shall address the items below cross referenced to the SOW, WBS, IMS, and EVM or other Project Management Plan tool(s):

i.	Executive summary highlighting the progress, issues, and relevant manufacturing, non-clinical, clinical, and regulatory activities;
ii.	Progress in meeting contract milestones, detailing the planned progress and actual progress during the reporting period, explaining any differences between the two and corrective steps;
iii.	Updated IMS;
iv.	Updated EVM/other Project Monitoring Tool(s);
v.	Updated Risk Management Plan (every three months);
vi.	Three-month rolling forecast of planned activities;
vii.	Progress of regulatory submissions; and
viii.	Estimated and actual expenses.

1.1.13	Data Management: Vaxart shall develop and implement data management and quality control systems/procedures, including transmission, storage, confidentiality, and retrieval of all contract data;

1.1.14	Provide for the statistical design and analysis of data resulting from the research; and

1.1.15	Provide raw data or specific analyses of data generated with contract funding to the CO and COR, upon request.

1.1.16	Perform those activities in the Base Period described in the following WBS dictionary:

1.1

Program Management

Program Management follows procedures described in the Project Management Institute Project Management Book of Knowledge (“PMBOK©”) and aligns it with requirements established by the program Sponsor, BARDA. Consistent with those requirements, the primary objective to program management is to ensure that the activities and outputs that result are delivered on time, within scope and budget, and meet applicable quality standards.

For the Base Period, Program Management is comprised of the following elements which are also the Control Accounts for the specified WBS package.

●    Project Management

●    Subcontract Management

●    Risk Management

●    Schedule & Budget Management

●    Quality Management

●    Travel

1.1.1

Technical and Project Management

[***] is the Program Manager (PM).

[***] is the Principle Investigator (PI). Together they will take the lead responsibilities for the Technical and Contractual deliverables of the program. The Vaxart Program Team which includes representatives from BARDA, will hold weekly progress meetings through the period of performance. In addition, the Vaxart Program Team will conduct monthly performance reviews in accordance with the USG contract/communication plan requirements.

In the Base Period, T&PM are focused on having the program configured to assure a reliable start on Day-1 of the initiation of the Phase 2b clinical trial; all of the resources in place, materials and supplies on order or inventoried, all of the team members actively engaged, and all of the support systems (E.g. cost accounting) on- line.

1.1.2

Subcontract Management

The Program Manager and Principle Investigator will have overall responsibility for deliverables from the Subcontractors. Each of the Subcontractors will be managed day- to-day by the PM and the Vaxart Technical Lead who is also the Control Account Manager. A Subcontract Management Plan will be submitted to BARDA within 30 days of award in accordance with the ASPR Business Toolkit. The Project Manager shall have the responsibility of reporting to BARDA any material subcontract issues that could impact the timing and quality of the program deliverables.

In the Base Period, subcontract management is primarily directed at working with the Control Account Managers in Analytical and Clinical and their teams to make final selection of the major subcontractors in the program. The contracts will be fully scoped, budgeted, and ready for signature on exercise by BARDA of the initiation of the Phase 2b clinical trial.

1.1.3

Risk Management

These are activities specifically associated with the identification, monitoring, preventative and corrective action of program risks. The PM and PI are the leads and with the entire Project Teams input, have responsibility for Risk Identification and Mitigation. Included in this section is the generation of a Risk Management Plan (RMP) and Security Plan within 30 days of contract award to be approved by BARDA. While monitoring risk will be on-going through the program and a topic for discussion in the telecons/meeting with BARDA, the Risk Register and associated documentation from the RMP will be updated no less than monthly and included in the Monthly Technical Progress Report to BARDA.

The primary responsibility of Risk Management in the Base Period is to identify, categorize, and mitigate risks that could affect the start of the Phase 2b clinical trial. In this responsibility, risks associated with performance of the clinical trial will also be characterized and addressed.

1.1.4

Schedule & Budget Management

In the Base Period, PM will have responsibility for tracking the progress to deliverables and updating the program schedule weekly. This update will be provided to BARDA as part of the weekly dashboard.

The Gantt Chart in this proposal is best estimate at the time of submission. Within 15 days of contract initiation, Vaxart will provide a Performance Measurement Baseline that establishes the schedule and associated expense through the Base Period.

Attached to this will be a schedule network diagram that defines the critical path for the project. The weekly updates will then be compared against this baseline and status of critical path activities.

Schedule management requires continual communication with the program stakeholders. Any occurrence or issue that could affect scheduled deliverables and in particular, the critical path will be addressed and, depending on impact, reported to BARDA.

With respect to budget management, as an FFP acquisition, PM will report on changes to the proposed costs, as detailed later in this section. Vaxart is responsible for cost overruns in the Base Period.

1.1.4

Quality Management

The scope of the Quality Management covers all activities carried out in accordance with the standards applicable to pharmaceutical activities for clinical studies.

As applied to PM, this is an overarching view of quality that includes Quality Management Systems and the associated documentation. In the Option periods, quality oversight of the subcontractors is added to this work package.

1.1.5	Travel This work package captures travel in the Base period.

1.2 Analytical (WBS 1.2)

[***]

[***]	[***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***]
[***]	[***] [***]
[***]	[***]
[***]	[***] [***]
[***]	[***] [***]

1.3 Clinical (WBS 1.3)

[***]

[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***]

[***]
[***]	[***] [***]
[***]	[***] [***] [***]
[***]	[***] [***]

[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]

[***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***] [***]
[***]	[***] [***]

[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]
[***]	[***] [***]

1.4 Regulatory (WBS 1.4)

[***]

[***]	[***]
[***]	[***]
[***]	[***]

[***]	[***] [***]
[***]	[***] [***] [***]
[***]	[***] [***]
[***]	[***] [***]

Objective: [***]

Deliverable: [***]

Go/No-Go:

Go / No Go	Expected Date MM/YY	Event	Condition / Requirement
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

2.	OTHER ITEMS

2.1 Facilities, Equipment, and Other Resources (Insert Section No.)

Vaxart shall provide equipment; facilities and other resources required for implementation of the SOW to comply with all Federal and HHS regulations in:

2.1.1	The humane care and use of vertebrate animals;
2.1.2

The acquisition, handling, storage, and shipment of potentially dangerous biological and chemical agents, including select agents under biosafety levels required for working with the biological agents under study;

2.1.3	The production, characterization, and release testing of active pharmaceutical ingredient and final drug product under cGMP;
2.1.3.1	The design and conduct of NDA-enabling non-clinical studies under GLP; and
2.1.4	Design and conduct clinical trials in humans under GCP.

ATTACHMENT 2

Invoice Instructions and Template

INVOICE/FINANCING REQUEST INSTRUCTIONS FOR FIXED PRICE TYPE CONTRACTS

General: The Contractor shall submit vouchers or invoices as prescribed herein.

Format: Standard Form l034, Public Voucher for Purchases and Services Other Than Personal, and Standard Form l035, Public Voucher for Purchases and Services Other than Personal--Continuation Sheet, and the payee's letterhead or self-designed form should be used to submit claims for reimbursement.

Number of Copies: As indicated in the contract.

Frequency: Invoices submitted in accordance with the Payment Clause shall be submitted monthly upon delivery of goods or services unless otherwise authorized by the Contracting Officer.

Preparation and Itemization of the Invoice: The invoice shall be prepared as follows:

(a) Designated Billing Office and address:

The Contractor shall submit payment requests electronically using the Department of Treasury Invoice Processing Platform (IPP) or successor system. Information regarding IPP, including IPP Customer Support contact information, is available at www.ipp.gov or any successor site.

(b) Invoice Number

(c) Date of Invoice

(d) Contract number and date

(e) Payee's name and address. Show the Contractor’s name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the Contractor, or a different payee has been designated, then insert the name and address of the payee instead of the Contractor.

(f) Description of goods or services, quantity, unit price, (where appropriate), and total amount.

(g) Charges for freight or express shipments other than F.O.B. destination. (If shipped by freight or express and charges are more than $25, attach prepaid bill.)

(h) Equipment - If there is a contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased or include a completed form HHS-565, Report of Capitalized Nonexpendable Equipment.

Currency: Where payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the Contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

ELECTRONIC INVOICING AND PAYMENT REQUIREMENTS – INVOICE PROCESSING PLATFORM (IPP)

●	All Invoice submissions for goods and or services delivered to facilitate payments must be made electronically through the U.S. Department of Treasury’s Invoice Processing Platform System (IPP).
●

Invoice Submission for Payment means any request for contract financing payment or invoice payment by the Contractor. To constitute a proper invoice, the payment request must comply with the requirements identified in the applicable Prompt Payment clause included in the contract, or the clause 52.212-4 Contract Terms and Conditions – Commercial Items included in commercial items contracts. The IPP website address is: https://www.ipp.gov.

●

The Agency will enroll the Contractors new to IPP. The Contractor must follow the IPP registration email instructions for enrollment to register the Collector Account for submitting invoice requests for payment. The Contractor Government Business

●

Point of Contact (as listed in SAM) will receive Registration email from the Federal Reserve Bank of St. Louis (FRBSTL) within 3 – 5 business days of the contract award for new contracts or date of modification for existing contracts.

o

Registration emails are sent via email from ipp.noreply@mail.eroc.twai.gov. Contractor assistance with enrollment can be obtained by contacting the IPP Production Helpdesk via email to IPPCustomerSupport@fiscal.treasury.gov or phone (866) 973-3131.

o

The Contractor POC will receive two emails from IPP Customer Support, the first email contains the initial administrative IPP User ID. The second email, sent within 24 hours of receipt of the first email, contains a temporary password. You must log in with the temporary password within 30 days.

●	If your company is already registered to use IPP, you will not be required to re-register.
●

If the Contractor is unable to comply with the requirement to use IPP for submitting invoices for payment as authorized by HHSAR 332.7002, a written request must be submitted to the Contracting Officer to explain the circumstances that require the authorization of alternate payment procedures.

Additional Office of the Assistant Secretary for Preparedness and Response (ASPR) requirements:

(i) The contractor shall submit monthly invoices under this contract unless otherwise agreed upon by all parties. For indefinite delivery and blanket purchase agreement vehicles, separate invoices must be submitted for each order.

(ii) Invoices must break-out price/cost by contract line item number (CLIN) as specified in the pricing section of the contract.

(iii) Invoices must include the Dun & Bradstreet Number (DUNS) of the Contractor.

(iv) Invoices that include time and materials or labor hours CLINS must include supporting documentation to (1) substantiate the number of labor hours invoiced for each labor category, and (2) substantiate material costs incurred (when applicable).

(v) Invoices that include cost-reimbursement CLINs must be submitted in a format showing expenditures for that month, as well as contract cumulative amounts. At a minimum the following cost information shall be included, in addition to supporting documentation to substantiate costs incurred.

●	Direct Labor - include all persons, listing the person's name, title, number of hours worked, hourly rate, the total cost per person and a total amount for this category;
●	Indirect Costs (i.e., Fringe Benefits, Overhead, General and Administrative, Other Indirects)- show rate, base and total amount;
●	Consultants (if applicable) - include the name, number of days or hours worked, daily or hourly rate, and a total amount per consultant;
●

Travel - include for each airplane or train trip taken the name of the traveler, date of travel, destination, the transportation costs including ground transportation shown separately and the per diem costs. Other travel costs shall also be listed;

●	Subcontractors (if applicable) - include, for each subcontractor, the same data as required for the prime Contractor;
●	Other Direct Costs - include a listing of all other direct charges to the contract, i.e., office supplies, telephone, duplication, postage; and
●	Fee – amount as allowable in accordance with the Schedule and FAR 52.216-8 if applicable.

SAMPLE INVOICE/PAYMENT REQUEST - TABLE 1

(a)    Designated Billing Office Name and Address:

DHHS/OS/ASPR/BARDA/CMA

Attn: Richard Anthony Hall, Contracting Officer

US DEPT OF HEALTH & HUMAN SERVICES

ADMINISTRATION FOR STRATEGIC

PREPAREDNESS & RESPONSE

Division of Contract Management & Acquisitions

Constitution Center | 400 7th SW Washington, DC

20024

(b)    Contractor’s Name, Address, Point of Contact, VIN, and DUNS or DUNS+4 Number:

ABC CORPORATION

100 Main Street

Anywhere, USA Zip Code

Name, Title, Phone Number, and E-mail Address of person to notify in the event of an improper invoice or, in the case of payment by method other than Electronic Funds Transfer, to whom payment is to be sent.

VIN:

DUNS or DUNS+4:

(c)    Invoice/Financing Request No.:

(d)    Date Invoice Prepared:

(e)    Contract No. and Order No. (if applicable):

(f)    Effective Date:

(g)    Total Estimated Cost of Contract/Order:

(h)    Total Fixed-Fee (if applicable):

(i)     ☐Two-Way Match:

         ☐Three-Way Match:

(j)      Office of Acquisitions:

(k)     Central Point of Distribution:

(l) This invoice/financing request represents reimbursable costs for the period from to
	Cumulative Percentage of Effort/Hrs.		Amount Billed
Expenditure Category* A	Negotiated B	Actual C	(m) Current D	(n) Cumulative E	Cost at Completion F	Contract Amount G	Variance H
(o) Direct Costs:
(1) Direct Labor
(2) Fringe Benefits
(3) Accountable Property
(4) Materials & Supplies
(5) Premium Pay
(6) Consultant Fees
(7) Travel
(8) Subcontracts
(9) Other
Total Direct Costs
(p) Cost of Money
(q) Indirect Costs
(r) Fixed Fee
(s) Total Amount Claimed
(t) Adjustments
(u) Grand Totals
I certify that all payments are for appropriate purposes and in accordance with the contract. (Name of Official) (Title) * Attach details as specified in the contract

SAMPLE INVOICE/PAYMENT REQUEST - TABLE 2

CLIN	Requisition Number	Mod #	Total Funds Obligated	Cumulative Spend to Date	Remaining Funds	Spend Current Invoice
CLIN XXXX	OS#XXXXXX	#	$	$	$	$

Please use Table 2 under Table 1 in the submission of invoices to track spending.

ATTACHMENT 3

FINANCIAL REPORT OF INDIVIDUAL PROJECT/CONTRACT	Project Task:	Contract No.:	Date of Report:	0990-0134 0990-0131
Note: Complete this Form in Accordance withAccompanying Instructions.	Reporting Period:	Contractor Name and Address:
Expenditure Category	Percentage of Effort/Hours		Cumulative Incurred Cost at Endof Prior	Incurred Cost-- Current	Cumulative Cost to Date	Estimated Cost to	Estimated Cost at Completion	Negotiated Contract	Variance (Over or Under)
	Negotiat	Actual	Period	Period	(D + E)	Complete	(F + G)	Amount	(I - H)
A	B	C	D	E	F	G	H	I	J

ATTACHMENT 4

INSTRUCTIONS FOR COMPLETING

"FINANCIAL REPORT OF INDIVIDUAL PROJECT/CONTRACT"

GENERAL INFORMATION

Purpose. This Quarterly Financial Report is designed to: (1) provide a management tool for use by the Government in monitoring the application of financial and personnel resources to the BARDA funded contracts; (2) provide contractors with financial and personnel management data which is usable in their management processes; (3) promptly indicate potential areas of contract underruns or overruns by making possible comparisons of actual performance and projections with prior estimates on individual elements of cost and personnel; and (4) obtain contractor's analyses of cause and effect of significantvariations between actual and prior estimates of financial and personnel performance.

REPORTING REQUIREMENTS

Scope. The specific cost and personnel elements to be reported shall be established by mutual agreement prior to award.The Government may require the contractor to provide detailed documentation to support any element(s) on one or more financial reports.

Number of Copies and Mailing Address. An original and two (2) copies of the report(s) shall be sent to the contractingofficer at the address shown on the face page of the contract, no later than 30 working days after the end of the period reported. However, the contract may provide for one of the copies to be sent directly to the Contracting Officer’s Representative.

REPORTING STATISTICS

A modification which extends the period of performance of an existing contract will not require reporting on a separate quarterly report, except where it is determined by the contracting officer that separate reporting is necessary. Furthermore, when incrementally funded contracts are involved, each separate allotment is not considered a separate contract entity (only afunding action). Therefore, the statistics under incrementally funded contracts should be reported cumulatively from the inception of the contract through completion.

Definitions and Instructions for Completing the Quarterly Report. For the purpose of establishing expenditure categoriesin Column A, the following definitions and instructions will be utilized. Each contract will specify the categories to be reported.

(1)

Key Personnel. Include key personnel regardless of annual salary rates. All such individuals should be listed by names and job titles on a separate line including those whose salary is not directly charged to the contract but whoseeffort is directly associated with the contract. The listing must be kept up to date.

(2)	Personnel--Other. List as one amount unless otherwise required by the contract.

(3)

Fringe Benefits. Include allowances and services provided by the contractor to employees as compensation in additionto regular salaries and wages. If a fringe benefit rate(s) has been established, identify the base, rate, and amount billed for each category. If a rate has not been established, the various fringe benefit costs may be required to be shown separately. Fringe benefits which are included in the indirect cost rate should not be shown here.

(4)

Accountable Personal Property. Include nonexpendable personal property with an acquisition cost of $1,000 or moreand with an expected useful life of two or more years, and sensitive items regardless of cost. Form HHS 565, "Report ofAccountable Property," must accompany the contractor's public voucher (SF 1034/SF 1035) or this report if not previously submitted. See "Contractor's Guide for Control of Government Property."

(5)	Supplies. Include the cost of supplies and material and equipment charged directly to the contract, but excludes thecost of nonexpendable equipment as defined in (4) above.

(6)	Inpatient Care. Include costs associated with a subject while occupying a bed in a patient care setting. It normallyincludes both routine and ancillary costs.

(7)	Outpatient Care. Include costs associated with a subject while not occupying a bed. It normally includes ancillary costsonly.

(8)

Travel. Include all direct costs of travel, including transportation, subsistence and miscellaneous expenses. Travel forstaff and consultants shall be shown separately. Identify foreign and domestic travel separately. If required by the contract, the following information shall be submitted: (i) Name of traveler and purpose of trip; (ii) Place of departure,destination and return, including time and dates; and (iii) Total cost of trip.

(9)	Consultant Fee. Include fees paid to consultant(s). Identify each consultant with effort expended, billing rate, andamount billed.

(10)	Premium Pay. Include the amount of salaries and wages over and above the basic rate of pay.

(11)	Subcontracts. List each subcontract by name and amount billed.

(12)	Other Costs. Include any expenditure categories for which the Government does not require individual line itemreporting. It may include some of the above categories.

(13)	Overhead/Indirect Costs. Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(14)	General and Administrative Expense. Cite the rate and the base. In the case of nonprofit organizations, this item willusually be included in the indirect cost.

(15)	Fee. Cite the fee earned, if any.

(16)	Total Costs to the Government.

PREPARATION INSTRUCTIONS

These instructions are keyed to the Columns on the Quarterly Report.

Column A--Expenditure Category. Enter the expenditure categories required by the contract.

Column B--Percentage of Effort/Hours Negotiated. Enter the percentage of effort or number of hours agreed to duringcontract negotiations for each labor category listed in Column A.

Column C--Percentage of Effort/Hours-Actual. Enter the cumulative percentage of effort or number of hours worked byeach employee or group of employees listed in Column A.

Column D--Cumulative Incurred Cost at End of Prior Period. Enter the cumulative incurred costs up to the end of the priorreporting period. This column will be blank at the time of the submission of the initial report.

Column E--Incurred Cost-Current Period. Enter the costs which were incurred during the current period.

Column F--Cumulative Incurred Cost to Date. Enter the combined total of Columns D and E.

Column G--Estimated Cost to Complete. Make entries only when the contractor estimates that a particular expenditurecategory will vary from the amount negotiated. Realistic estimates are essential.

Column H--Estimated Costs at Completion. Complete only if an entry is made in Column G.

Column I--Negotiated Contract Amount. Enter in this column the costs agreed to during contract negotiations for allexpenditure categories listed in Column A.

Column J--Variance (Over or Under). Complete only if an entry is made in Column H. When entries have been made in Column H, this column should show the difference between the estimated costs at completion (Column H) and negotiated costs (Column I). When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column J byColumn I, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications. List any modification in the amount negotiated for an item since the preceding report in the appropriate costcategory.

Expenditures Not Negotiated. List any expenditure for an item for which no amount was negotiated (e.g., at the discretionof the contractor in performance of its contract) in the appropriate cost category and complete all columns except for I. Column J will of course show a 100 percent variance and will be explained along with those identified under J above.

ATTACHMENT 5

INCLUSION ENROLLMENT REPORT

This report format should NOT be used for data collection from study participants

Study Title:
Total Enrollment:	Protocol Number:
Contract Number:
PART A. TOTAL ENROLLMENT REPORT: Number of Subjects Enrolled to Date (Cumulative) by Ethnicity and Race
Ethnic Category	Sex/Gender
	Females	Males	Unknown or Not Reported	Total
Hispanic or Latino
Not Hispanic or Latino
Unknown (Individuals not reporting ethnicity)
Ethnic Category: Total of All Subjects*
Racial Categories
American Indian/Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More than one race
Unknown or not reported
Racial Categories: Total of All Subjects*
PART B. HISPANIC ENROLLMENT REPORT: Number of Hispanics or Latinos Enrolled to Date(Cumulative)
Racial Categories	Females	Males	Unknown or Not Reported	Total
American Indian or Alaska Native
Asian
Native Hawaiian or Other Pacific Islander
Black or African American
White
More Than One Race
Unknown or not reported
Racial Categories: Total of Hispanics or Latinos**
*These totals must agree **These totals must agree

ATTACHMENT 6

RESEARCH PATIENT CARE COSTS

a.	Research patient care costs are the costs of routine and ancillary services provided to patients participating in research programs described in this contract.
b.

Research patient care costs shall be computed in a manner consistent with the principles and procedures used by the Medicare Program for determining the part of Medicare reimbursement based on reasonable costs. The Diagnostic Related Group (DRG) prospective reimbursement method used to determine the remaining portion of Medicare reimbursement shall not be used to determine research patient care costs. Research patient care rates or amounts shall be established by the Secretary of HHS or his/her duly authorized representative.

c.

Prior to submitting an invoice for research patient care costs under this contract, the contractor must make every reasonable effort to obtain third party payment, where third party payors (including Government agencies) are authorized or are under a legal obligation to pay all or a portion of the charges incurred under this contract for research patient care.

d.	The contractor must maintain adequate procedures to identify those research patients participating in this contract who are eligible for third party reimbursement.
e.	(Only those charges not recoverable from third party payors or patients and which are consistent with the terms and conditions of the contract are chargeable to this contract.

ATTACHMENT #7

BARDA SECURITY REQUIREMENTS

The following table outlines the minimum-security requirements for any partner facility receiving a BARDA contract under which the USG purchases products or technologies.

1. Security Administration
Security Program

The partner facility shall have a comprehensive security program that provides a security plan for the overall protection of personnel, information, data, and facilities associated with fulfilling the BARDA requirement. The proposal submitted shall include a security plan which establishes security practices and procedures that demonstrate how the vendor will meet and adhere to the security requirements outlined below by time of contract award. The vendor shall also ensure that other entities (sub-contractors, consultants, etc.) performing work on behalf of the Vendor establishes and manages a security program that complies with BARDA security requirements.

2. Facility Security Plan

As part of the partner facility’s overall security program, they shall submit a written security plan with their proposal to BARDA for review and approval by the BARDA PPO. Performance of work under the BARDA contract will be in accordance with the approved security plan. The security plan will include the following processes and procedures at a minimum:

Security Administration

Organization and responsibilities; security risk assessment for site; threat levels identification matrix; security procedures during elevated threats; liaison with law enforcement; security education and training

Personnel Security Policies and Procedures	Candidate recruitment process; background investigations; employment suitability policy; access determination; rules of behavior/ conduct; termination procedures; non-disclosure agreements.
Physical Security Policies and Procedures

Internal/external access control; protective services; identification/badging; visitor access controls; parking areas and access control; perimeter fencing/barriers; shipping, receiving and transport; security lighting; restricted areas; signage; intrusion detection systems; alarm monitoring/response; closed circuit television; product storage security; other control measures.

Information Security	Identification of sensitive information; access control; storage of information; document control; retention/ destruction requirements.
Information Technology/Cyber Security Policies and Procedures

Intrusion detection and prevention systems; threat identification; employee training; encryption systems; identification of sensitive information/media; password policy; removable media policy; laptop policy; access control and determination; system document control; system backup; system disaster recovery; incident response; system audit procedures; property accountability.

3. Site Security Master Plan
The partner facility shall provide a site schematic for security systems which includes: main access points; security cameras; electronic access points; bio-containment laboratories
4. Site Threat / Vulnerability / Risk Assessment

The partner facility shall provide a written risk assessment for the facility addressing: criminal threat; terrorist threat; industrial espionage; natural disasters; and potential loss of critical infrastructure (power/water/natural gas, etc.) This assessment shall include recent data obtained from local law enforcement agencies.

5. Physical Security
Closed Circuit Television (CCTV) Monitoring

Layered (internal/external) CCTV coverage with time-lapse video recording for buildings and areas where critical assets are processed or stored.

CCTV coverage should include entry and exits to critical facilities, perimeters, and areas within the facility deemed critical to the execution of the contract.

Video recordings must be maintained for a minimum of 30 days.

CCTV surveillance system must be on emergency power backup.

Facility Lighting

Lighting must cover facility perimeter, parking areas, critical infrastructure, and entrances and exits to buildings.

Lighting must have emergency power backup.

Lighting must be sufficient for the effective operation of the CCTV surveillance system during hours of darkness.

Shipping and Receiving

Should have CCTV coverage and an electronic access control system.

Should have procedures in place to control access and movement of drivers picking up or delivering shipments.

Must identify drivers picking up BARDA products by government issued photo identification.

Access Control

Should have an electronic intrusion detection system with centralized monitoring. Responses to alarms must be immediate and documented in writing.

Employ an electronic system (i.e. card key) to control access to areas where assets critical to the contract are located (facilities, laboratories, clean rooms, production facilities, warehouses, server rooms, records storage, etc.) The electronic access control should signal an alarm notification of unauthorized attempts to access restricted areas.

Should have procedures to prevent employee piggybacking.

Access to critical infrastructure (generators, air handlers, fuel storage, etc.) should be controlled and limited to those with a legitimate need for access.

Should have a manual key accountability and inventory process.

Physical access controls should present a layered approach to critical assets within the facility.

Employee/Visitor Identification

Should issue company photo identification to all employees.

Photo identification should be displayed above the waist anytime the employee is on company property.

Visitors should be sponsored by an employee and must present government issued photo identification to enter the property.

Visitors should be logged in and out of the facility and should be escorted by an employee while on the premises.

Security Fencing	Requirements for security fencing will be determined by the criticality of the program and the potential threat environment.
Protective Security Forces	Requirements for a security force will be determined by the criticality of the program and the potential threat environment.
6. Security Operations
Information Sharing	Establish formal liaison with law enforcement and implement procedures for receiving and disseminating threat information.
Training	Conduct new employee security awareness training. Conduct and maintain records of annual security awareness training.
Security Management	Designate a knowledgeable security professional to manage security of the facility. Ensure subcontractor compliance with BARDA security requirements.
7. Personnel Security
Records Checks

Verification of date of birth, citizenship, education credentials, five-year previous employment history, five-year previous residence history, FDA disbarment, and local / national criminal history search.

Hiring and Retention Standards	Policies and procedures concerning hiring, and retention of employees to include employee conduct expectations.
8. Information Security
Physical Document Control

Applicable documents shall be identified and marked as procurement sensitive, proprietary or with appropriate government markings.

Sensitive, proprietary, and government documents should be maintained in a lockable filing cabinet / desk or other storage device and not be left unattended.

Access to sensitive information should be restricted to those with a need to know.

Document Destruction	Documents shall be destroyed using approved destruction measures (i.e. shredders / approved third party vendors / pulverizing / incinerating).
9. Information Technology & Cybersecurity
Access Control

Limit information systems access to authorized users.

Identify information system users, processes acting on behalf of users, or devices and authenticate identities before allowing access.

Limit physical access to information systems, equipment, and server rooms with electronic access controls.

Training

Ensure that personnel are trained and are made aware of the security risks associated with their activities and of the applicable laws, policies, standards, regulations, or procedures related to information technology systems.

Audit and Accountability

Create, protect, and retain information system audit records to the extent to the extent needed to enable the monitoring, analysis, investigation, and reporting of unlawful, unauthorized, or inappropriate system activity.

Ensure the actions of individual information system users can be uniquely traced to those users.

Configuration Management	Establish and enforce security configuration settings.
Contingency Planning

Establish, implement, and maintain plans for emergency response, backup operations, and post-disaster recovery for information systems to ensure the availability of critical information resources at all times.

Incident Response	Establish an operational incident handling capability for information systems that includes adequate preparation, detection, analysis, containment, and recovery of cybersecurity incidents.
Media and Information Protection

Protect information system media, both paper and digital.

Limit access to information on information systems media to authorized users

Sanitize and destroy media no longer in use.

Control the use of removable media through technology or policy.

Physical and Environmental Protection

Limit access to information systems, equipment, and the respective operating environments to authorized individuals.

Protect the physical and support infrastructure for all information systems.

Protect information systems against environmental hazards.

Network Protection	Employ intrusion prevention and detection technology.
10. Transportation Security
Adequate security controls must be implemented to protect materials while in transit from theft, destruction, manipulation, or damage.
Drivers

Drivers should be vetted in accordance with BARDA Personnel Security Requirements.

Drivers should be trained on specific security and emergency procedures.

Drivers should be equipped with backup communications.

Driver identity should be 100 percent confirmed before pick-up of any BARDA product.

Drivers should never leave BARDA product unattended and two drivers may be required for longer transport routes or critical products during times of emergency.

Transport Routes

Transport routes should be pre-planned and never deviated from except when approved or in the event of an emergency.

Transport routes should be continuously evaluated based upon new threats, large planned events, weather, and other situations that may delay or disrupt transport.

Product Security

BARDA products should be secured with tamper resistant seals during transport and the transport trailer should be locked and sealed.

Tamper resistant seals should be verified as “secure” after the product is placed in the transport vehicle.

BARDA product should be continually monitored by GPS technology while in transport and any deviations from planned routes should be investigated and documented.

Contingency plans should be in place to keep the product secure during emergencies such as accidents and transport vehicle breakdowns.

11. Security Reporting Requirements

The partner facility shall immediately report to the government any activity or incident that is in violation of established security standards or indicates the loss or theft of government products. The facts and circumstances associated with these incidents will be documented in writing for government review.

12. Security Audits
The partner facility agrees to formal security audits conducted at the discretion of the government. Security audits may include both prime and sub locations.